As filed with the Securities and Exchange Commission-subject to change

                                                                        File No.
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                -----------------

                                  GORDON & CO.
                       a Massachusetts Limited Partnership
             (Exact name of registrant as specified in its charter)
Massachusetts                        6218                             04-2106089
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S Employer
of incorporation or organization) Classification Code Number)Identification No.)

                               One Gateway Center
                           Newton, Massachusetts 02458
                                 (617) 964-6672
 (Address,including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                -----------------
                                ALLISON D.SALKE
                                  GORDON & CO.
                               One Gateway Center
                           Newton, Massachusetts 02458
                                 (617) 964-6672
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                    Copy to:
                             Warren G. Miller, Esq.
                                 15 Court Square
                           Boston, Massachusetts 02108
                                 (617) 227-6493
                               ------------------
    Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following space.  X
                               ------------------
                         CALCULATION OF REGISTRATION FEE

                                          Amount           Proposed Maximum           Proposed Maximum          Amount of
        Title of Securities               to be             Offering Price           Aggregate Offering       Registration
         Being Registered               Registered           Per Unit (1)                 Price (1)                Fee

Gordon Limited Price Put and Call
   Option                             16,000 Options            $7,000                  $112,000,000             $22,400
Contracts..................

(1) These option contracts are not issued for predetermined premiums. The premium for each option varies depending on a number of factors including the price of the underlying security when an option is issued. The figures set forth are estimated solely for the purpose of determining the registration fee in accordance with Rule 457.
                                                          ------------------
    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

                                  GORDON & CO.
                               -------------------
            Cross Reference Sheet Between Items of S-1 and Prospectus

                        Registration Statement
                           Item and Heading                                                Prospectus Caption
  1.      Forepart of the Registration Statement and
            Outside Front Cover Page of Prospectus.....               Facing Page; Cover Page
  2.      Inside Front and Outside Back Cover Pages
            of Prospectus..............................               Inside Front and Outside Back Cover Pages
  3.      Summary Information, Risk Factors, and
            Ratio of Earnings to Fixed Charges.........               Prospectus Summary (p. 5); Risk Factors
                                                                        (p. 7)
  4.      Use of Proceeds...............................                         *
  5.      Determination of Offering Price...............                         *
  6.      Dilution......................................                         *
  7.      Selling Security Holders......................                         *
  8.      Plan of Distribution..........................                         *
  9.      Description of Securities to be Registered....              Description of Gordon Options (p. 12)
 10.       Interests of Named Experts and Counsel.......              Organization and Management of Gordon &
                                                                        Co. (p. 31)
 11(a).  Description of Business........................              Description of Gordon Options (p. 12)
 11(b).  Description of Property........................                         *
 11(c).  Legal Proceedings..............................              Litigation Relating to Gordon & Co. (p. 31)
 11(d).  Market Price of and Dividends on Regis-
            trant's Common Equity and Related
            Stockholder Matters.........................                         *
 11(e).  Financial Statements...........................              Financial Statements (p. 42)
 11(f).   Selected Financial Data.......................                (p. 42)
 11(g).  Supplementary Financial Information............                         *
 11(h).  Management's Discussion and Analysis of
            Financial Condition and Results of
            Operations..................................                         *
 11(i).   Changes In and Disagreements With
            Accountants on Accounting Matters and
            Financial Disclosure........................                         *
 11(j).   Directors and Executive Officers..............               Organization and Management of Gordon &
                                                                        Co. (p. 31)
 11(k).  Executive Compensation.........................               Organization and Management of Gordon &
                                                                        Co. (p. 31)
 11(l).   Security Ownership of Certain Beneficial                     Organization and Management of Gordon &
            Owners and Management.......................                Co. (p. 31)
 11(m). Certain Relationships and Related                              Organization and Management of Gordon &
            Transactions................................                Co. (p. 31)
 12.      Disclosure of Commission Position on In-
            demnification for Securities Act Liabilities                         *
------------
* Not applicable

PROSPECTUS

                                  GORDON & CO.

                    16,000 LIMITED PRICE PUT AND CALL OPTIONS

       Gordon Limited Price Options are put and call options. Each option relates to a particular underlying security that is listed on a national securities exchange or quoted on an automated quotation system of a national securities association (NASDAQ). Gordon & Co. also issues its options on securities issued by the United States of America and on standardized stock options and standardized stock index options that are listed on a national securities exchange.

         The purchaser of a Gordon Option negotiates the price or premium with Gordon & Co. As a general rule the premium ranges from 11 1/2 to 30% of the market value of the underlying security when it is listed on a national securities exchange and from 15 1/2 to 40% of its market value when the underlying security is listed on NASDAQ. This general rule does not apply to Gordon Options issued on stock options or stock index options. Gordon & Co. and the purchaser negotiate those premiums specially.

         Gordon Options do not trade on any recognized market. The purchaser of a Gordon Option may be able to realize its value only by reselling it to Gordon & Co.

         Gordon Options are speculative securities that involve a high degree of risk. The purchaser of a Gordon Option must be prepared to sustain a total loss of the premium he pays. The discussion at page 7 of this prospectus describes many of the Risk Factors that pertain to Gordon Options.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------- -------------------- ------------------- --------------------
                                                                                       Underwriting
                                                                    Price to          Discounts and         Proceeds to
                                                                    Public(1)          Commissions           Issuer(2)
-------------------------------------------------------------- -------------------- ------------------- --------------------
-------------------------------------------------------------- -------------------- ------------------- --------------------
Per                                                                       $7,000           None                    $7,000
Option........................................................
-------------------------------------------------------------- -------------------- ------------------- --------------------
-------------------------------------------------------------- -------------------- ------------------- ====================
Total........................................................       $112,000,000           None                $112,000,000
-------------------------------------------------------------- -------------------- ------------------- ====================

(1) Gordon Limited Price Options are not issued for predetermined premiums.  The figures set forth are estimated.
(2) The proceeds to the issuer are estimated.  They may be substantially less because of the repurchase provision of the Options and will vary depending on the actual premiums received for the Options.

                 The Date of this Prospectus is September 25, 2000.

                              AVAILABLE INFORMATION

     Gordon & Co. has been issued an exemption by the Commission from the informational requirements of Section 15(d)of the Securities Exchange Act of 1934 (the"1934 Act"), but as a broker-dealer the Company is subject to the informational requirements of Section 17 of the 1934 Act and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Such reports and other information, when filed, will be available for inspection and copying at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Office in Boston, Massachusetts. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     On or about July 31 of each year, Gordon & Co. will furnish the holder of each outstanding Gordon Option with an unaudited balance sheet as of the previous June 30, including a computation of Gordon & Co.'s net capital. On or about March 15 of each year, Gordon & Co. will furnish the holder of each outstanding Gordon Option with financial statements of Gordon & Co. for the year ended on the previous December 31, audited by independent certified public accountants.

     This Prospectus, which constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), omits certain of the information contained in the Registration Statement as permitted by the rules and regulations of the Commission. Reference is hereby made to the Registration Statement, including the exhibits thereto, for further information with respect to the Company and the Options offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents and each statement is qualified in its entirety by reference to the applicable document filed with the Commission. A copy of the complete registration statement is available for inspection at the office of Gordon & Co. without charge.

     Since the value of a limited price option depends upon the likelihood of favorable movements in the price of the underlying security of the option in relation to the exercise and expiration prices of the option during the life of the option, information concerning past price behavior of the underlying security may be significant in evaluating an option transaction. This information is available through various financial publications, in the financial press and elsewhere. In addition, Gordon & Co. will furnish the applicable information set forth on page 35 at the request of prospective option buyers.

                                GLOSSARY OF TERMS

     The following Glossary briefly defines many of the technical terms used in the Prospectus. More comprehensive explanations of these terms are included in the body of the Prospectus.

     The definitions in this Glossary all pertain to American-style options as opposed to European-style options. The distinction is important. An American-style option may be exercised by the holder at any time after it is purchased and before it expires, but a European-style option may be exercised only during a specified period - which may be as short as a single business day
- before the option expires. All Gordon Options are American-style options, but they include an expiration price as well as an expiration date which is not typical of most American-style options. Most standardized options (i.e., options traded on the national securities exchanges) are American-style options, but some are European-style options, and more European-style options may be introduced on those exchanges in the future.

     Call: The right to require another to sell and deliver a security (underlying security) upon payment of a stated price (exercise price) at any time prior to a stated date (expiration date).

     Call Option: A contract which creates a right in the holder of the contract to require the writer or issuer of the contract to sell the underlying security of the Call Option to the holder of the option for a stated price during a stated period of time.

     Covered Call Option: A Call Option written by a person who owns the underlying security of the option during the entire period that the option is outstanding.

     Exercise Price: The price at which the holder of the option may sell in a put option, or purchase in a call option, the underlying security upon exercise. The exercise price is sometimes called the striking price.

     Expiration Date: The date on which the option expires, provided that it has not expired previously because of its expiration price provision.

     Expiration Price: The price at which the holder of a Gordon Option loses his right to sell the option or sell or buy the underlying security. If the underlying security sells on a national securities exchange, or is quoted on an automated quotation system of a national securities association, at designated periods of time, at or above this price in a put option, or at or below this price in a call option, the option expires regardless of the expiration date of the contract. The expiration prices and periods of time to which they are applicable are the prices and periods of time agreed upon by the buyer or his agent in transactions with Gordon & Co. When the automated quotation system of a national securities association (NASDAQ) indicates a sale price as well as a bid and ask price for a security, the expiration price of an option shall be determined by the reported sale price. References to expiration price throughout this Prospectus shall be construed accordingly.

     Limited Price Call Option: A contract which creates a right in the purchaser of the contract to require Gordon & Co. to a) repurchase the option on the terms and conditions stated therein, or b) sell to the holder of the call option contract the underlying security of the option at a stated price (exercise price) at any time prior to a stated date (expiration date) provided the underlying security has not sold at or below the applicable expiration price stated in the contract.

     Limited Price Put Option: A contract which creates a right in the purchaser of the contract to require Gordon & Co. to a) repurchase the option on the terms and conditions stated therein, or b) purchase from the holder of the put option contract the underlying security of the option at a stated price (exercise price) at any time prior to a stated date (expiration date) provided the underlying security has not sold at or above the applicable expiration price stated in the contract.

     Long or Long Position:  The ownership of or right to receive a security.

     Naked Call Option: A Call Option written by a person who does not own the underlying security of the option during a period of time when the option is outstanding.

     Naked Put Option: A Put Option written by a person who does not have a short position in the underlying security of the option during a period of time when the option is outstanding.

     Offsetting Put Option: A Put Option written by a person who does have a short position in the underlying security of the option during the period that the option is outstanding. The Put Option is offsetting because the writer's short position in the underlying security offsets or hedges the writer's risk in the event the Put Option is exercised. The writer can then close out his short position by delivering the securities which are put to the writer. But the writer's short position does not offset the theoretically unlimited risk of loss incurred by the writer if the market price of the underlying security increases above the exercise price of the Put Option.

     Premium: The aggregate price of the option agreed upon between the buyer or his agents in a transaction with Gordon & Co.

     Put: The right to require another to purchase a security (underlying security) at a stated price (exercise price) at any time prior to a stated date (expiration date).

     Put Option: A contract which creates a right in the holder of the contract to require the writer or issuer of the contract to purchase the underlying security of the Put Option from the holder of the option at a stated price during a stated period of time.

     Short or Short Position: The obligation to deliver a security which a person does not own.

     Standardized Option: An option on stock or on a stock index issued by the Options Clearing Corporation and traded on a national securities exchange.

     Underlying Security: The stock, warrants, rights, units, bonds, U.S. Treasury securities or standardized stock or standardized index options subject to being sold or purchased upon exercise of an option. Gordon Limited Price Options written on standardized stock or standardized index options may not be transferred or exercised. They may only be resold to Gordon & Co.
(See Limitations on Exercise, Transfer, and Repurchase of Options at page 17.)

                              PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read the entire prospectus carefully, including the "Risk Factors" in the following section.

Gordon & Co.

     Gordon & Co. is the only issuer of Gordon Limited Price Put and Call Options. Gordon & Co. creates, sells and agrees to perform or repurchase every Gordon Option. Gordon & Co. is a Massachusetts Limited Partnership whose office is at One Gateway Center, Newton, Massachusetts 02458; telephone
(617) 964-6672.

Gordon Options are Unique

     Gordon Options are different from other put and call options. The primary difference is that Gordon Options expire not only on a particular date, but also if the security underlying the option trades at a specified price prior to the expiration date of the option. When Gordon & Co. issues an option it defines the expiration prices applicable during the term of the option. Expiration prices of Gordon put options decrease as the option grows older; expiration prices of Gordon call options increase as the option grows older.

Cost and Terms of Premiums for Options

     The price of an option is called a premium. Gordon & Co. negotiates the premium and expiration prices with the purchaser of the option when an option transaction is initiated. A purchaser of an option may modify the exercise price and expiration prices of an outstanding option by paying an additional premium.

Exercise and Repurchase of Options

     There is no secondary market for Gordon Options. The holder of a Gordon Option can recover its value either by exercising the option or by reselling it to Gordon & Co. Gordon & Co. agrees to perform each option or to repurchase it in accordance with its terms upon request of the holder of the option. When a Gordon Option expires it has no further value.

An Overview of Options Trading

     Option trading is not suitable for many investors. It is a highly speculative activity which involves a high degree of risk on the part of the purchaser of any put or call option. It is not unusual for the purchaser of an option to lose the entire premium he pays for the option because the price of the underlying security does not fluctuate in the direction the purchaser anticipated when he purchased the option.

     In general, the purchaser of a put option speculates that the price of the underlying security will fall below the exercise price of the option during the term of the option. He hopes to be able to "put" or deliver the security to the writer of the option in exchange for the exercise price of the option, thereby realizing a profit. If the price of the underlying security rises, or fails to fall sufficiently below the exercise price during the term of the option to compensate for the premium paid for the option, the purchaser of the option will lose all or part of the premium he paid for the option.

     In general, the purchaser of a call option speculates that the price of the underlying security will rise above the exercise price of the option during the term of the option. He hopes to be able to "call" upon the writer of the option to sell and deliver the underlying security of the option for the exercise price of the option, thereby realizing a profit. If the price of the underlying security falls, or fails to rise sufficiently above the exercise price during the term of the option to compensate for the premium paid for the option, the purchaser of the option will lose all or part of the premium he paid for the option.

     It is apparent that the purchaser of an option speculates not only that the price of the underlying security will move in the anticipated direction, but also that it will do so within the designated term of the option.

     These risks are even greater for the purchaser of a Gordon Limited Price Put or Call Option. As indicated throughout this Prospectus, Gordon Limited Price Options contain an Expiration Price as well as an Expiration Date. If the price of the underlying security of a Limited Price Option rises (in the case of a Limited Price Put Option) or falls (in the case of a Limited Price Call Option) to one of a series of pre-negotiated prices stated in the Option, the Option will expire even though the Expiration Date of the Option has not yet been reached. The Expiration Price provision compounds the purchaser's risk because the Option may expire even before its Expiration Date and will not be renewed by subsequent changes in the price of the underlying security which may occur prior to the stated Expiration Date.

     The rationale for the inclusion of the Expiration Price provision in every Gordon Limited Price Option is to moderate Gordon & Co.'s risk as the writer of the option, by releasing Gordon & Co. from its obligations under the option when the market price of the underlying security rises to or above the applicable expiration price of a put option, or falls to or below the applicable expiration price of a call option. For example, if the applicable expiration price of a call option is $46.25 per share and the exercise price is $50.00 per share, the option will expire when the underlying security trades at or below $46.25. Gordon & Co. will then be relieved of its obligation as writer of the option. But the purchaser of the option will lose his entire premium.

     Gordon Options do contain provisions which permit the purchaser to modify the exercise and expiration prices of any option which has not expired by paying an additional premium. If a purchaser desires to keep an option in force despite adverse movement in the price of the underlying security, he may do so by paying and additional premium.

                                  RISK FACTORS

     The risks associated with the purchase of Gordon Options are substantial. Any purchaser of a Gordon Option must be prepared and be able to afford to lose his entire investment in the option. This section of the prospectus discusses some of the most significant risks of trading in Gordon Options. Other risks are described throughout the prospectus.
     The examples used throughout this prospectus include the purchaser's transaction costs. The actual commission assumed to be paid on the purchase or sale of the underlying security is a hypothetical figure. It may vary from
the actual  commission  because   commissions  are  subject  to  negotiation
between a customer and his broker. Tax considerations also play a significant role in evaluating an option transaction. The following examples do not take them into account.
     1. The purchaser of a Gordon Limited Price Option runs the risk of losing his entire investment any time after he purchases the Option because of the expiration price provision in the option.
     Every Gordon & Co. limited price put option provides that if the underlying security of the option sells at or above one of a stated series of decreasing prices (expiration prices) on a national securities exchange or the ask price on NASDAQ is at or above such expiration prices during stated periods of time during the term of the option (before its expiration date), the option expires and becomes worthless.
     Every Gordon & Co. limited price call option provides that if the underlying security of the option sells at or below one of a stated series of increasing prices (expiration prices) on a national securities exchange or the bid price on NASDAQ is at or below such expiration prices during stated periods of time during the term of the option (before its expiration date), the option expires and becomes worthless.
     Gordon & Co. and the purchaser of a Gordon Limited Price Option agree on the applicable expiration prices of the option when the option is issued.
     The expiration price provision in Gordon Limited Price Options makes them a less desirable and more speculative option than a standardized or exchange-traded option. (See "Prospectus Summary".) No buyer should purchase a Limited Price Option if he can purchase a standardized option for a comparable premium.
     The likelihood of a Limited Price Option expiring before its expiration date because of its expiration price provision is greatly increased if the underlying security of the option is selling near the expiration price, is a volatile security and especially if it is a low priced security. As a general rule, in order for the purchase of an option to become a profitable investment, the price of the underlying security of the option (before it sells at a price which will cause the option to expire) must fall sufficiently below the exercise price in a put option, and must rise sufficiently above the exercise price in a call option, to cover the premium and transaction costs. Certain limited exceptions to this general rule are discussed at "Repurchase Agreement in Gordon Options".
     The risk of purchasing Gordon Limited Price Options is extremely great because of their expiration prices, and anyone purchasing such an option must expect to lose the amount paid for the option. Accordingly, no investor should commit any amount of money to the purchase of Limited Price Options unless he is able to withstand the loss of the entire amount so committed. Because the risks of options transactions generally, and of transactions in Gordon Options in particular, are so great, the rules of the National Association of Securities Dealers, Inc. ("NASD") of which Gordon & Co. is a member, impose special requirements on its members regarding the approval and suitability of customers for options trading. Gordon Options will be sold only to customers who have been approved by Gordon & Co. for options trading and who satisfy the rules of the NASD regarding customer suitability for options trading. Moreover, only customers who demonstrate to Gordon & Co. that they are extremely sophisticated investors capable of understanding and bearing the peculiar financial risks attendant on buying Gordon Options issued on standardized stock options or standardized index options will be approved by Gordon & Co. for buying those types of Gordon Options. See "Method of Buying Gordon Options".
     The risk of purchasing a limited price put option may be illustrated by comparing Investor A, who for a total deposit of $5,000 plus a $71.50 commission sells short 100 shares of XYZ stock which is listed on a national securities exchange at $50 per share,* with Investor B who invests $5,100 (the premium) in a 6 month- 10 day limited price put option covering
800 shares of the same XYZ stock at an exercise price of $50 per share with expiration prices of
     $53.75 during the first monthly term of the option, $53.00 during the second monthly term of the option, $52.25 during the third monthly term of the option, $51.50 during the fourth monthly term of the option, $50.75 during the fifth monthly term of the option, $50.00 during the last month-10 day term of the option.

     Both A and B anticipate a drop in the market price of XYZ, but should their expectations not be realized and XYZ rises in market price, A's loss would be different from B's. If XYZ rose in market price to $53.75 a share within 30 days after A had sold it short, (and assuming XYZ has paid no dividends), A will have suffered a paper loss of $375 (plus being out-of-pocket the $71.50 commission) and his deposit will be worth $4,625. He will not be required to realize this loss, and may recover it should XYZ fall in price while he is still short the 100 shares of XYZ. On the other hand, if XYZ rose in market price to $53.75 a share any time within 30 days of Investor B's purchase of the limited price put option ($53.75 being the expiration price during the first monthly term of his option), and Investor B had not exercised or sold the option, Investor B will have suffered the loss of his entire $5,100 investment with no possibility of recovery because his option would have expired.

---------
* This example, as well as all other examples in this prospectus, is based upon hypothetical values which are not necessarily indicative of the values in any actual transaction.

                         Summary of losses of A and B

                     (A Sells Short; B Purchases Put Option)

     A sells short 100 shares of XYZ and deposits......................$5,000.00
     A pays a commission to sell stock short..........................     71.50
     Total funds deposited and commission paid.........................$5,071.50
     Stock rises in price to $53.75 a share
     A's paper loss is $3.75 a share x 100 shares........................$375.00
     Plus commission paid to sell stock short.........................     71.50
     A's paper loss plus commission on transaction.....................  $446.50
     B buys a put option on 800 shares of XYZ for......................$5,100.00
     Stock rises in price to $53.75 a share (its expiration price).
       Option expires and B receives..................................      0.00
     B's loss on transaction...........................................$5,100.00

      The risk of purchasing a limited  price call option may be  illustrated by comparing Investor A, who for a total investment of $5,000 plus a $71.50 commission buys 100 shares of XYZ stock which is listed on a national securities exchange at $50 per share, with Investor B who invests $5,100
(pays no commission) in a 6 month- 10 day limited price call option covering 800 shares of the same XYZ stock at an exercise price of $50 per share with expiration prices of

     $46.25 during the first monthly term of the option,

     $47.00 during the second monthly term of the option,

     $47.75 during the third monthly term of the option,

     $48.50 during the fourth monthly term of the option,

     $49.25 during the fifth monthly term of the option,

     $50.00 during the last month-10 day term of the option.

     Both A and B anticipate a rise in the market price of XYZ, but should their expectations not be realized and XYZ fall in market price, A's loss would be different from B's. If XYZ fell in market price to $46.25 a share within 30 days after A had purchased it (and assuming XYZ has paid no dividends), A will have suffered a paper loss of $375 (plus being out-of-pocket the $71.50 commission) and his investment will be worth $4,625. He will not be required to realize this loss, and may recover it should XYZ rise in price while he still owns the 100 shares of XYZ. On the other hand, if XYZ fell in market price to $46.25 a share any time within 30 days of Investor B's purchase of the limited price call option ($46.25 being the expiration price during the first monthly term of his option), and Investor B had not exercised or sold the option, Investor B will have suffered the loss of his entire $5,100 investment with no possibility of recovery because his option would have expired.

                         Summary of losses of A and B

                  (A Purchases Stock; B Purchases Call Option)

     A buys 100 shares of XYZ..........................................$5,000.00
     A pays a commission to buy stock.................................     71.50
     A's total cost....................................................$5,071.50
     Stock falls in price to $46.25 a share
     A's paper loss is $3.75 a share x 100 shares........................$375.00
     Plus commission paid to buy stock................................     71.50
     A's paper loss plus commission on transaction.....................  $446.50
     B buys a call option on 800 shares of XYZ for.....................$5,100.00
     Stock falls in price to $46.25 a share (its expiration price).Option
       expires and B receives.........................................      0.00
     B's loss on transaction...........................................$5,100.00

     These examples also apply to warrants, rights, units, bonds, U.S. Treasury securities and options if they were the underlying security of the option.

     In the above examples if XYZ was not listed on a national securities exchange but was quoted on NASDAQ and A and B had taken the same investment positions as they had in the above examples, the same results as set forth above would have taken place except:

         Investor A might not have paid the same commission.

         Investor B, in all likelihood, would have paid Gordon & Co. a larger premium when he purchased the put and call option. Gordon & Co. generally charges higher premiums for Gordon Options overlying securities quoted on NASDAQ because the market for such securities is often less liquid, deep and continuous than the market for securities traded on other national securities exchanges. B would have lost his entire investment in the put option if, during the first monthly term of the option, the quoted ask price for XYZ on NASDAQ was at or above $53.75 a share. Similarly, B would have lost his entire investment in the call option if, during the first monthly term of the option, the quoted bid price for XYZ on NASDAQ was at or below $46.25 a share.

     2. The term of a Gordon Option may be shortened by as much as one month- 10 days under certain circumstances because of a requirement that the expiration price during the last month of any option and during the last month- 10 days of a 6 month- 10 day Option or a 12 month- 10 day Option must equal the exercise price of the Option.
     The expiration prices of Gordon Limited Price Options are determined by agreement of the parties in a transaction with Gordon & Co. However, Gordon & Co. will issue Limited Price Options only when the buyer agrees that the expiration price of the option during the last month- 10 day term of a 6 month- 10 day option or of a 12 month- 10 day option will be at the exercise price of the option; or that during the final month of any other option the expiration price of the option will be at the exercise price of the option. This agreement will result in reducing the term of any option by as much as one month and will result in reducing the term of a 6 month- 10 day option or a 12 month- 10 day option by as much as one month- 10 days if the market price of the underlying security of the option is at the exercise price of the option at the beginning of the last month of an option or at the beginning of the last month- 10 days of a 6 month- 10 day or a 12 month- 10 day option.
     The effect of this agreement may be illustrated by referring to the "Typical Limited Price Options" at page 38. If the market price of XYZ is $50 a share (the exercise price) at any time after the fifth monthly term of the Typical Put or Call Option, either option expires.
    3. A Gordon Option written on an underlying option, warrant or right expires no later than the expiration date of the underlying option, warrant or right.
     When an option, warrant or right underlying a Gordon Option expires, the option, warrant or right becomes worthless. As a result, the Gordon Limited Price Option will automatically expire by virtue of its expiration price provision.
     4. Gordon & Co. assumes no obligation to notify the holder of a Gordon Limited Price Option that the market price of the underlying security is approaching the expiration price of the Option. Accordingly, the Option may expire without the prior knowledge of the purchaser or holder of the Option.
     Every purchaser of a Gordon Option assumes the risk that the market price of the underlying security may reach the applicable expiration price of the Option at any moment without knowledge of or notice to the holder of the Option. It is the responsibility of the holder of the Option - not of Gordon & Co. - to keep apprised of the market price of the security underlying a Gordon Option.
     5. Once a Gordon Limited Price Option expires by virtue of its expiration price provision it becomes worthless. It is not revived by subsequent fluctuation in the market price of the underlying security prior to the original expiration date of the Option.
     If a Gordon Option expires by virtue of its expiration price provision it no longer has any value. Even if the market price of the underlying security of the Option subsequently fluctuates in favor of the holder of the Option prior to the expiration date of the Option, the Option is not renewed. Once a Gordon Option expires, it is completely worthless.
     6. The holder of a Gordon Limited Price Option may not exercise an Option or require Gordon & Co. to repurchase an Option while the market for the underlying security is subject to a trading halt.
     The holder of a Gordon Option may not exercise the Option or require
Gordon & Co. to repurchase the Option while trading in the underlying security has been halted or suspended. Any trading halt or suspension does not extend any applicable expiration date. If such a halt is in effect on the final expiration date of the Option, the Option nevertheless expires on its stated expiration date. If trading in the underlying security resumes prior to the expiration date of an option at a price above the applicable expiration price of a Gordon Put Option or below the applicable expiration price of a Gordon Call Option, the Option will be deemed to have expired as of the date trading in the underlying security was resumed.
     7. No secondary market for Gordon Options currently exists nor is any such market expected to develop. A purchaser of a Gordon Option may be unable to realize the value of an option by selling it to anyone other than Gordon & Co. Gordon Limited Price Options written on standardized options or on standardized index options may not be transferred or exercised in any event. They may be resold only to Gordon & Co.
     8. The purchaser of a Gordon Option incurs the risk that Gordon & Co. may be financially unable to fulfill its obligation as issuer and writer of the Option.
     Gordon & Co. has been a writer of Limited Price Options since 1970. Although it has met all its obligations in the past as a writer of options, and expects to be able to meet all its obligations in the future as an issuer and/or writer of options because of its capital, (see "Financial Statements"), it may find itself without sufficient funds to repurchase options it issues. (See "The Back-Up System".)

                         DESCRIPTION OF GORDON OPTIONS
     Gordon Limited Price Options are issued by Gordon & Co., a broker-dealer registered under the Securities Exchange Act of 1934. Every Limited Price Option issued by Gordon & Co. is registered under the Securities Act of 1933, and all purchasers of such options are entitled to the protection of that act. Purchasers of Limited Price Options are entitled to the protection of the applicable provisions of the Securities Exchange Act of 1934.
     The rights and obligations of Gordon & Co. and the holders of its options are set forth in written contracts issued by Gordon & Co. (See facsimiles of Limited Price Option contracts at pages 34 and 36.) This description of Gordon Limited Price Options is a summary thereof as in effect on the date of this Prospectus.

Terms of Options
     Every Limited Price Option indicates on its face whether it is a Limited Price Put Option or a Limited Price Call Option. It also states the date of the option contract, its number, its expiration date, the name and amount of the underlying security, the exercise price of the option, its expiration prices and the period of time during which each expiration price is applicable.
     The basic contractual rights and obligations of Gordon & Co. and the holders of its options are described in the Prospectus Summary. Generally speaking, a Limited Price Option is a contract which gives the holder the right (subject to certain exceptions described at "Limitations on Exercise, Transfer and Repurchase of Options" at page 17), commencing at the time the option is issued and expiring on the expiration date of the option or at such earlier time as the option expires pursuant to its expiration price provision, to sell to Gordon & Co. the underlying securities for the exercise price of a put option, or to purchase from Gordon & Co. the underlying securities upon payment of the exercise price of a call option, or in either case, to require Gordon & Co. to repurchase the option. (See "Repurchase Agreement in Gordon Options" at page 23)
     Every Limited Price Put Option contract provides that the option will expire automatically if the underlying security of the option sells on an exchange where listed, or if the ask price on NASDAQ is at or above one of a stated series of decreasing prices (expiration prices) during stated periods of time prior to the expiration date of the option.
     Every Limited Price Call Option contract provides that the option will expire automatically if the underlying security of the option sells on an exchange where listed, or if the bid price on NASDAQ is at or below one of a stated series of increasing prices (expiration prices) during stated periods of time prior to the expiration date of the option.

Parties to the Option Transaction
     The writer of every Gordon Limited Price Option is Gordon & Co. It is possible that Gordon & Co. may not have a short position in the underlying security when it writes a put option, or own the underlying security when it writes a call option in which event, it is a writer of a "naked option".
     Gordon & Co. is the issuer of every Gordon Option. Gordon & Co. is always obligated, upon the timely exercise of a put option, to pay the holder of the option the exercise price of the option against delivery of the underlying security of the option and, upon the timely exercise of a call option, to deliver to the holder of the option the underlying security of the option against payment of the exercise price of the option. Gordon & Co. is always obligated to repurchase the option in accordance with its terms. (See "Repurchase Agreement in Gordon Options" at page 23.)

Exercise Price of Options
     All Limited Price Options issued by Gordon & Co. have an exercise price per share, warrant, right, unit, option or per bond equal to or approximating the market price of the underlying security at the time the option is issued. No options are issued by Gordon & Co. in which the exercise price is more than five per cent (5%) above or five per cent (5%) below the market price of the underlying security when the option is issued.

Renewal of Options
     Gordon Limited Price Options do not provide for renewal.

Expiration Prices of Options
     Gordon & Co. offers (subject to negotiation and change) to issue or write its 6 month-10 day, 9 month, and 12 month-10 day Limited Price Options with an exercise price at the market, with expiration prices ranging from 16 1/2% to 0% above (in the case of a put option) or below (in the case of a call option) the exercise price of its options provided that the premiums received for the options are premiums set forth in a schedule of premiums at page 30. Expiration prices of Gordon Limited Price Options written on standardized or index options are specially negotiated.
     The expiration prices of a Gordon Limited Price Put Option will be above, and the expiration prices of a Gordon Limited Price Call Option will be below the exercise price of the option when the option is issued by that percentage of such exercise price as is shown on the charts on pages 13 and 14 for the various periods of time during the term of the option.
     If the expiration prices as so computed do not come to an even 1/8 of a point, the expiration prices are decreased in the case of a Limited Price Put Option and increased in the case of a Limited Price Call Option to the next 1/8 of a point.


                   EXPIRATION PRICES OF LIMITED PRICE OPTIONS
     (Expressed as a percentage adjustment to the exercise price of the option. For Limited Price Put Options add the percentage shown to the exercise price. For Limited Price Call Options subtract the percentage shown from the exercise price).

       6 Month-10 Day Options                 9 Month Options                12 Month-10 Day Options

      Period       Percentage of the     Period       Percentage of the      Period      Percentage of the
        of          Exercise Price         of          Exercise Price          of         Exercise Price
       Time          of the Option        Time          of the Option         Time         of the Option
    1st  month           7 1/2  %       1st month          12      %        1st month         16 1/2   %
    2nd  month           6      %       2nd month          10 1/2  %        2nd month         15       %
    3rd  month           4 1/2  %       3rd month           9      %        3rd month         13 1/2   %
    4th  month           3      %       4th month           7 1/2  %        4th month         12       %
    5th  month           1 1/2  %       5th month           6      %        5th month         10 1/2   %
    6th  month-                         6th month           4 1/2  %        6th month          9       %
     10  days            0      %       7th month           3      %        7th month          7 1/2   %
                                        8th month           1 1/2  %        8th month          6       %
                                        9th month           0      %        9th month          4 1/2   %
                                                                           10th month          3       %
                                                                           11th month          1 1/2   %
                                                                           12th month-
                                                                             10 days           0       %

     The computation of expiration prices of a Limited Price Put and Call Option may be illustrated as follows:
     A purchases a 6 month-10 day, 9 month or 12 month-10 day Limited Price Option on 100 shares of XYZ listed on a national securities exchange at $50 per share and pays a premium set forth on pp. 30-32. Gordon & Co. will issue a Limited Price Put or Call Option with an exercise price at $50 per share with the following monthly expiration prices:

    Monthly Expiration Prices of Listed Securities Selling for $50 a Share
                                 6 Month-10 Day Option        9 Month Option        12 Month-10 Day Option
Term of                            Put        Call            Put        Call          Put         Call
the Option                       Option      Option         Option      Option       Option       Option

 1st    month..................  $53.75      $46.25         $56.00      $44.00       $58.25       $41.75
 2nd    month..................   53.00       47.00          55.25       44.75        57.50        42.50
 3rd    month..................   52.25       47.75          54.50       45.50        56.75        43.25
 4th    month..................   51.50       48.50          53.75       46.25        56.00        44.00
 5th    month..................   50.75       49.25          53.00       47.00        55.25        44.75
 6th    month  -10 days........   50.00       50.00          52.25       47.75        54.50        45.50
 7th    month..................                              51.50       48.50        53.75        46.25
 8th    month..................                              50.75       49.25        53.00        47.00
 9th    month..................                              50.00       50.00        52.25        47.75
10th    month..................                                                       51.50        48.50
11th    month..................                                                       50.75        49.25
12th    month  -10 days........                                                       50.00        50.00

     These expiration prices apply to stocks, warrants, rights, units, bonds and U.S. Treasury securities. Expiration prices of Limited Price options on underlying options are specially negotiated. Expiration prices of Limited Price Options with expiration dates other than those listed above are agreed upon with Gordon & Co. when the transaction is negotiated.

Repurchase of Gordon Limited Price Options
     Gordon & Co. is obligated by the express terms of every option it issues to repurchase the option from the holder at any time prior to its expiration for a price determined as set forth in the option and described in detail at "Repurchase Agreement in Gordon Options" at page 23. Certain exceptions to the obligation of Gordon & Co. to repurchase the options it issues are discussed at "Limitations on Exercise, Transfer and Repurchase of Options" at page 17.

Modification of Terms of Options
     Gordon & Co. is further obligated by the express terms of every option it issues at the request of the holder of the option at any time prior to the expiration of the option, to increase the exercise and expiration prices of a put option, and decrease the exercise and expiration prices of a call option, as much (as many points) as the holder desires upon receipt of an appropriate premium. (See "Costs of Options Transactions" at page 29).

Premiums for Options
     The premiums for Gordon Limited Price Options, as well as their commencement dates, expiration dates, exercise prices, expiration prices and the periods of time to which they are applicable are all determined by agreement of the parties in transactions with Gordon & Co. and are all negotiable. The schedule of premiums at page 32 and of expiration prices at pages 15-16 are representative only and are always subject to negotiation and change. Some of the factors which bear upon the determination of the premium for an option are discussed at "Costs of Options Transactions" at page 31. The buyer of Gordon Options always negotiates solely with Gordon & Co.

Some Differences between Gordon & Co. Options and Other Options

     Gordon Limited Price Options differ from other options in these major respects among others:

         1. Every Gordon Limited Price Option contains an expiration price provision which causes the option to expire before its stated expiration date (its stated term) if the underlying security of the option sells on a national securities exchange or is quoted on NASDAQ at one of a stated series of prices set forth in the option during the term of the option. (See pages 13 and 14).

         2. Gordon Limited Price Options provide the potential availability of a premium refund (subject to certain exceptions summarized hereunder in "Limitations on Exercise, Transfer and Repurchase of Options" at page 17) pursuant to the repurchase agreement provision which obligates Gordon & Co. to repurchase the option under certain circumstances any time before it expires. Gordon Options may not be exercised or submitted for repurchase while trading in the underlying security is halted.(See "Repurchase Agreement in Gordon Options" at page 23).

         3. Gordon Limited Price Options are not traded on any exchange. The holder of a Limited Price Option should expect only to exercise it, sell it to Gordon & Co. or permit it to expire. There is no secondary market for Gordon Options and none is expected to develop. Gordon Limited Price Options do not provide the depth, liquidity and continuity of a secondary market provided by an option exchange. While it is theoretically possible for the holder of a Gordon Option to sell it to a third party, the holder may be unable to locate a purchaser or obtain a satisfactory price from anyone other than Gordon & Co. As previously noted, Gordon Options written on standardized stock options or on standardized index options may not be transferred or exercised in any event.

         4. Options issued by the Options Clearing Corporation are known as "Standardized Options" and are traded on several national securities exchanges. Standardized Options contain no expiration price.

         5. Gordon Limited Price Options provide that applicable expiration prices and exercise prices are decreased by the value of cash dividends on the date the underlying security goes ex-dividend. See discussion under "Adjustments in Terms" at pages 16-17.

         6. Gordon Limited Price Options may not be exercised nor may the repurchase of an option be required of Gordon & Co. while the market for the underlying security is subject to a trading halt even on the expiration date of the option. Standardized options are subject to more liberal rules. See the discussion under "Limitations on Exercise, Transfer and Repurchase of Options" at page 17.

         7. Each of the options markets has established minimum requirements that must be met by underlying securities and issuers thereof in connection with their selection for options trading. Minimum requirements have also been fixed as maintenance standards for the continued listing of options previously selected which must be met by both the underlying securities and the issuers thereof. These requirements are, in part, designed to assure that underlying securities are widely held and actively traded, and they relate to such matters as the number of shares or other units of the underlying security outstanding and held by persons other than affiliates of the issuer, the number of shareholders, trading volume of the underlying security, and the market price of the underlying security. In addition, other standards relate to such matters as compliance by the issuer of the underlying security with the reporting requirements of the SEC, the past earnings history of such issuer and the absence of defaults by such issuer in meeting certain of its obligations. The options markets' criteria regarding underlying securities and the issuers thereof are subject to change.

         Gordon & Co. does not limit or restrict its Limited Price Put and Call Options to underlying securities and issuers thereof which meet the minimum requirements established by the options markets. Gordon Limited Price Options are written on most of the securities listed on national securities exchanges and on many securities quoted on NASDAQ. (See "Limitations on Option Purchases" at page 23).

     Other significant differences between Gordon Options and other options are discussed at "Adjustments in Terms" at pages 16-17; "Limitations on Exercise, Transfer and Repurchase of Options" at page 17; and "Exercise of Gordon Options" at page 26.

Adjustments in Terms

     The number of securities underlying Gordon Limited Price Options and the exercise price (striking price) and expiration prices are subject to adjustment in the event of dividends, distributions, stock splits, reverse splits, recapitalizations, reorganizations or similar activity by the issuer of the underlying security.
     If the underlying security of an option is a stock, these adjustments are as follows:
     1. (a) The contract striking price and expiration prices shall be reduced by the value of any cash dividend on the day the stock goes ex-dividend. Options traded on national securities exchanges do not provide for these adjustments to reflect the declaration or payment of ordinary cash dividends. Options traded in the over-the-counter market may provide for adjustments similar to Gordon Options in this respect.
         For example, assume that A purchases a 6 month-10 day put option on 100 shares of XYZ with a contract striking price of $50 per share with an expiration price of $53.75 during the first monthly term of the option. Three weeks after A purchases the option, the issuer of the underlying security declares and pays a $2 cash dividend. Under the "Adjustment of Terms" set forth above, the exercise price is lowered from $50 to $48 per share and the expiration price is lowered from $53.75 to $51.75 per share during the first monthly term of the option and by $2 per share during each subsequent monthly term of the option. The financial disadvantage to A, because of the declaration and payment of the dividend, is that A can deliver the underlying security of the option for only $48 instead of $50 per share and can obtain, under the repurchase agreement of the option, only the excess, if any, between the adjusted applicable expiration price of $51.75 (instead of $53.75) per share, and the amount XYZ can be purchased for during the first monthly term of the option. The repurchase price during subsequent monthly terms of the option will be similarly reduced by $2 per share. (See "Repurchase Agreement in Gordon Options" at page 23).
         Now assume that A purchases a 6 month-10 day call option on 100 shares of XYZ with a contract striking price of $50 per share with an expiration price of $46.25 during the first monthly term of the option. Three weeks after A purchases the option, the issuer of the underlying security declares and pays a $2 dividend. Under the "Adjustment of Terms" set forth above, the exercise price is lowered from $50 to $48 per share and the expiration price is lowered from $46.25 to $44.25 per share during the first monthly term of the option and by $2 per share during each subsequent monthly term of the option. The financial advantage to A, because of the declaration and paymentof the dividend, is that A can call for the underlying security of the option at $48 instead of $50 per share and can obtain, under the repurchase agreement of the option, the excess, if any, between what XYZ can be sold for and the adjusted expiration price of $44.25 (instead of $46.25) per share, during the first monthly term of the option. The repurchase price during subsequent monthly terms of the option will be similarly increased by $2 per share. (See "Repurchase Agreement in Gordon Options" at page 23).
        (b) Where the underlying security of an option is entitled to rights and/or warrants the contract striking price and the expiration prices of the option shall be reduced by the value of same as fixed by the opening sale thereof on the day the stock sells ex-rights and/or warrants. If the underlying security is traded in the over-the-counter market and quoted on NASDAQ the opening sale will be determined by the opening ask price on NASDAQ in the case of a put option; and by the opening bid price on NASDAQ in the case of a call option.
     2. (a) In the event of stock splits, reverse splits or other similar actions by the issuer of the stock, warrant or unit, the option shall become an option for the equivalent in new securities when duly listed for trading, and the contract striking price and expiration prices shall not be reduced;
        (b) Stock dividends or the equivalent due-bills shall be attached to the stock, warrant or unit when and if the option is exercised, and the contract striking price and expiration prices shall not be reduced.

     If the underlying security of an option is a bond these adjustments are as follows:

         1. The contract striking price and expiration prices shall be reduced by the value of any interest on the date interest is paid.

         2. Upon exercise or election to require repurchase of the option, the contract striking price and expiration prices shall be reduced by the amount of accrued interest from the last interest payment date to the date of presentation.

         3. If the underlying bond is called for redemption by the issuing corporation, wholly or in part, the option shall expire on the date fixed for redemption by the issuing corporation and the contract striking price and expiration prices shall be reduced by the amount of accrued interest from the last payable date to the date of redemption.

Limitations on Exercise, Transfer and Repurchase of Options

     Gordon Limited Price Options may not be exercised or the repurchase of an option be required of Gordon & Co. while trading in the underlying security has been halted by governmental authority, by the Exchange where listed or by the NASD. Such a trading halt shall not extend the date on which an option expires or the dates on which expiration prices become applicable.
If such a trading halt is in effect on the stated expiration date of an option, the option nevertheless expires on its stated expiration date. It should be noted that the rules of national securities exchanges listing options for trading state that an option is exercisable during the ten (10) days prior to and including its expiration date even if trading in the underlying security has been halted. There is authority to the effect that conventional options traded in the over-the-counter market may similarly be exercised on and prior to their expiration date under certain circumstances even if trading in the underlying security has been halted. In this respect, Gordon Options differ from Standardized Options.

     As previously indicated in this Prospectus, Gordon Limited Price Options written on underlying standardized stock options or on underlying standardized index options cannot be transferred or exercised. The only method by which the holder of such a Gordon Option can realize the value, if any, of that Option is by reselling the Option to Gordon & Co. pursuant to the repurchase provisions of the Option.

Position Limits

     Gordon & Co. has established limitations governing the maximum number of shares of stock, warrants, rights, units, options or bonds on which Gordon Limited Price Options will be issued and may be held by a single investor or group of investors acting in concert (regardless of whether the options are held in one or more accounts or through one or more brokers) and has established limits governing the amount of aggregate premium received for such options. Gordon & Co. will issue options contracts on no more than 100,000 shares of stock, 100,000 warrants, rights or units, $1,000,000 of bonds or 1,000 options covering the same underlying security and having the same expiration date up to a maximum of 200,000 shares of stock, 200,000 warrants, rights or units, $2,000,000 of bonds or 2,000 options covering the same underlying security regardless of the expiration date. In no event will Gordon & Co. issue options on the same underlying security if the premium received for such options exceeds $2,000,000.

     For purposes of calculating these Position Limits, both for Gordon & Co., as writer, and for buyers of Gordon Options, positions in Gordon Options will be aggregated with positions in standardized options.

Evidence of Option Contracts

     Gordon Limited Price Options are evidenced by option contracts issued by Gordon & Co. Gordon & Co. maintains daily records of all options it issues.
The ownership of Limited Price Options is evidenced by possession of the option contracts. (See facsimiles of Limited Price Options at pages 34 and 37.) Gordon & Co. also furnishes confirmations and statements to every account for whom it sells and buys options. It is responsible for inaccuracies or omissions in confirmations and statements of account. The transfer of Gordon & Co.'s option contracts changes the ownership of the options.

Underlying Securities

     The underlying securities on which Gordon Limited Price Options are available are securities registered under the Securities Exchange Act of 1934 and are listed on national securities exchanges or quoted on NASDAQ, and, accordingly, the issuers of the underlying securities are subject to the reporting and disclosure requirements of the Securities Exchange Act of 1934. Also, those stocks, warrants, bonds, rights, units or options which are listed on exchanges are subject to the listing agreement of the exchanges where listed and have satisfied the listing standards of that exchange. Issuers of the stocks, warrants, rights, units or bonds which underlie Gordon Options are all subject to the Securities and Exchange Commission (SEC) reporting requirements imposed by Sections 13 and 15(d) of the 1934 Act, including, but not limited to, the filing of periodic reports with the SEC and, in the case of issuers whose securities are listed on a national securities exchange, with one or more securities exchanges. Such reports include annual reports on Form 10-K as well as reports on Forms 10-Q and 8-K describing the business of the issuer and containing financial statements, quarterly financial reports and current reports of certain significant events. These materials are maintained for the last three fiscal years in the public files of the SEC and certain securities exchanges. Gordon & Co. will issue and write options on securities only if it appears from the SEC public files that the issuer of the security is in compliance with SEC reporting and other requirements. Gordon & Co. makes a diligent effort, prior to writing an option, to determine that the issuer of the underlying security is not delinquent in its filings. A list of securities on which Gordon & Co. Limited Price Options are available may be obtained at the offices of Gordon & Co. Gordon & Co. also issues options on United States Government Securities.

     Gordon & Co. generally issues an option on a security only if the security has a price of $5 or more if a stock, warrant or option or $250 or more if a bond, as determined by reference to: (1) the closing price on the principal national securities exchange on which the security is listed on the last day on which a sale occurred on such exchange, or (2) if the security is not so listed, the closing best bid on the preceding business day on NASDAQ. However, Gordon & Co. reserves the right to deviate from this policy at any time.

     Gordon & Co. will issue an option on a security quoted on NASDAQ but not listed on a national securities exchange only if, at the time the option is issued, there are two or more dealers (market makers) standing willing to, and who do in fact, make a market in such security including making regular published bona fide bids and offers for such security for their own accounts.

     Historical price and volume information concerning underlying securities may be significant in evaluating options transactions. This information is available through various financial publications, in the financial press and elsewhere.

     Upon request at or prior to any option transaction, Gordon & Co. will furnish the buyers of its Limited Price Options, simultaneously with the written confirmation of the transaction (generally on the same day or within twenty-four hours of the time the transaction is executed), with a disclosure statement, substantially in the form set forth on pageS 38-39, containing the following information applicable to the underlying security unless the security underlying the option is a security authorized for trading on the Listed Options Exchanges, or unless the underlying security is exempt under the 1933 Act:

(a) The identity of the issuer and the number of shares outstanding at the end of its last fiscal year;

(b) The exchange where the security is traded or an indication that it is traded over-the-counter;

(c) The sales/revenues and earnings per share of the issuer for the past three fiscal years;

(d) The quarterly high and low sales prices (or bid prices) of the underlying security and the dividends paid or declared quarterly for the last two fiscal years; and

(e) The volume of trading in the underlying security on the primary market where the security is traded for the four weeks (ending on Friday) preceding the date of the transaction and the average volume of trading in such primary market during those four weeks.

                              BUYING GORDON OPTIONS

Purposes and Risks
     There are a number of possible uses of Gordon Limited Price Options by buyers (holders). Each of these uses involves risks in varying degrees, and not every use is suitable for every investor. Some uses of options and attendant risks are illustrated below. As before, tax consequences are not considered in these descriptions but are significant in determining the net gain or loss in options transactions.
     It must be noted that all of the purposes served by Gordon Limited Price Options are also served by standardized options traded on national securities exchanges as well as by certain other options which may be available on the over-the-counter market, ("Over-the-Counter-Options"). Over-the-Counter-Options and standardized options do not contain the expiration price provision found in Gordon Limited Price Options. Accordingly, Over-the-Counter-Options and standardized options give the holder an opportunity to wait-out a favorable movement in the price of the underlying security over the entire term of the option, whereas a Gordon Limited Price Option will expire prior to its expiration date if the underlying security sells at or is quoted at the applicable expiration price.
     For this reason, Gordon Limited Price Options are more speculative investments and involve a greater degree of risk than standardized options or most Over-the-Counter-Options. No purchaser should buy a Gordon Limited Price Option if he can purchase a Standardized Option or an Over-the-Counter-Option on the same securities for an equivalent premium.
     On the other hand, Over-the-Counter-Options are not always readily available especially on large blocks of securities. Standardized options are available at the present time only on a selected group of securities.
Gordon Options are generally readily available to sophisticated stock market investors, speculators and traders in large quantity on all securities listed on a national securities exchange or quoted on NASDAQ subject to certain conditions discussed at "Underlying Securities" at page 18, "Position Limits" at page 17, "Limitations on Option Purchases" at page 23, and "Limitations on Exercise, Transfer and Repurchase of Options" at page 17.
     Limited Price Options have been available from time to time from issuers other than Gordon & Co. Gordon & Co. is presently aware of the current availability of limited price options from other issuers, and prospective buyers of Gordon Options should be advised that limited price options may be available from issuers other than Gordon & Co. on terms more favorable to the buyer.
For example, not all broker-dealers who have sold limited price options have used the same formula as Gordon & Co. when computing premium refunds. Some broker-dealers who have sold limited price options have computed premium refunds in certain instances on a basis more favorable to the holder of the option than the basis of computation presently employed by Gordon & Co. Accordingly, no prospective buyer should purchase a Gordon Option without investigating the current availability of other limited price options and should not purchase a Gordon Option if he can purchase a similar option on more favorable terms for a comparable premium.
1. Using Options for Leverage Potential. Because a limited price put option premium is considerably less than the cost of selling short the underlying security, and a limited price call option premium is considerably less than the cost of purchasing the underlying security, a given amount of funds may purchase options covering a much larger quantity of securities than could be sold short or purchased directly. By so leveraging his funds, the purchaser of options is able to benefit from any decreases in the price of the underlying security in a put option, and any increases in the price of the underlying security in a call option, to a considerably greater extent than had he sold short or purchased the security outright. However, if the option is not exercised or sold while it has a remaining value, and if the value of the underlying security has not decreased in a put option or increased in a call option during the life of the option (before it expires because of its expiration date or expiration price provision), the option purchaser will lose his entire investment, whereas had he sold short or purchased the security directly, he might have had no loss or only a paper loss.
     Further, except when the value of the remaining life of an option may be realized by selling it, for an option purchase to be profitable, the underlying security must depreciate in value in a put option and appreciate in value in a call option by more than the total premium paid in connection with the purchase and sale (or exercise) of the option. For example, if a limited price put option covering 100 shares of XYZ stock at an exercise price of $50 per share is purchased for a premium of $662.50, and if the option has no value which may be realized on account of its remaining life (i.e. its only value depends upon the exercise price being above the market price of the underlying stock), before the option can be exercised or sold at a profit, the price of the underlying stock must decrease below $43.375 (the $6.625 decrease will cover the premium). Also, for example, if a limited price call option covering 100 shares of XYZ stock at an exercise price of $50 per share is purchased for a premium of $662.50, and if the option has no value which may be realized on account of its remaining life (i.e. its only value depends upon the exercise price being below the market price of the underlying stock), before the option can be exercised or sold at a profit, the price of the underlying stock must increase to $56.625 (the $6.625 increase will cover the premium). Accordingly, this use of options is extremely speculative, expecially because of the expiration price provision of Gordon Limited Price Options, and is unsuitable for investors who do not have the financial capacity to withstand large losses.
     2. Using Options as an Alternative to Selling Short or Investing in the Underlying Security. This use of options assumes an investor who anticipates a drop or rise in the price of XYZ stock but does not think it prudent to expose himself to the risk of a severe price rise by selling XYZ short or to the risk of a severe price decline by buying XYZ outright. Through the purchase of a put option on 100 shares of XYZ as an alternative to the short sale or, through the purchase of a call option on 100 shares of XYZ as an alternative to the outright purchase of 100 shares of the stock, the investor may put himself in a position to realize the hoped for profit (less the premium paid for the option) and to limit his losses to the premium should the stock increase in value in a put option and decline in value in a call option. This use of options anticipates the investment of the entire difference between the cost of the option and the short sale price or cost of the stock in a relatively risk-free manner (such as a savings account or Treasury bills), the income from which helps offset the cost of the option. (To the extent that an investor departs from this risk limiting use of options by failing to invest in a relatively risk-free manner the entire difference between the cost of the option and the short sale selling price of the stock in a put option and the cost of the stock in a call option, the option investment becomes more of a leverage device as described under example 1 above, and the investor becomes Subject to the risks specified thereunder).
     Although generally considered to be among the more conservative uses of option buying, the use of options described in this example 2 still involves significant risks that are not present in an ordinary short sale or stock purchase. Unlike the stock investor, the option purchaser must not only predict whether the price of the stock is going to fall or rise, but when it will fall or rise. If the stock price does not fall below in a put option, or rise above in a call option, the exercise price during the life of the option, the option purchaser will lose his entire option investment (unless he is able to recover a portion of the premium in an option repurchase transaction), whereas the stock investor will have suffered only a paper loss until he chooses to buy in the stock he is short or sell the stock he owns. Thus, an option investor does not have the choice of "waiting out" an unexpected upturn or downturn in the stock price beyond the expiration of the option. Obviously, the shorter the term of the option, the greater is this risk. It should be emphasized that this risk is increased by the expiration price provision of Gordon Limited Price Options.
     Further, the very security which might be considered more conservative from the standpoint of a direct short sale or purchase could be more risky as an option investment. For example, a stable security might be considered a safer investment than a more volatile security because its price is less likely to rise or fall, but the same stability factor also means that a security with a stable price is less likely to fall significantly in a put option or rise significantly in a call option during the relatively short duration of an option. If the underlying security price does not fall in a put option or rise in a call option during that period, the option holder stands to lose his entire investment in the option.

     The above enumeration of certain purposes and risks of buying options does not purport to be inclusive; there are other uses that may involve greater or lesser degrees of risk than stated above. Further, because of the repurchase agreement of Gordon Limited Price Options, the holder of an option may sell it to Gordon & Co. Such sale transactions permit additional uses which are discussed at page 23. No investor should undertake any transaction in options unless he thoroughly understands the mechanics and risks involved and is financially able to bear the risks.
     It must be noted that the operation of the expiration price provision of Gordon Limited Price Options may cause any such option to expire at any time after it is purchased by virtue of fluctuation in the market price of the underlying security. A Gordon Limited Price Option may expire without the knowledge of the buyer or holder of such option. Gordon & Co. assumes no obligation to notify the buyer or holder of any Gordon Limited Price Option that the market price of the underlying security is approaching the expiration price of the option. Once a Gordon Limited Price Option expires by virtue of its expiration price provision, it becomes worthless. Subsequent fluctuation in the market price of the underlying security prior to the expiration date of the option does not revive the option.

Method of Buying Gordon Options
     Gordon Limited Price Options may be purchased by placing an order with a broker or directly with Gordon & Co. An order should specify the premium being offered, the underlying security and the quantity thereof, the expiration date, the exercise price, and the expiration prices and the periods of time to which they are applicable. The order may be accepted or rejected by Gordon & Co., or negotiation may occur concerning the premium, exercise price, expiration prices and other terms of the option. As stated at pages 13-14, the charts indicating premiums and expiration prices of Gordon Options included in this prospectus are illustrative only, and are always subject to negotiation.
     Gordon & Co. generally issues only offsetting put options and covered call options with an exercise price equal to the market price of the underlying security when the option is issued. Promptly upon receipt of a customer's order and agreement on the terms of the Gordon Limited Price Option to be issued Gordon sells (if a put option) or purchases (if a call option) the underlying security through a securities broker. The price at which the underlying security is positioned by Gordon & Co. determines the exercise price of the Gordon Option and directly affects the amount of the premium for the option. Accordingly, a customer should instruct Gordon & Co. when he places his order whether Gordon should position the underlying security by issuing a market order, a limit order or some other form of contingency order.
     In those rare instances when Gordon elects to issue a naked option, Gordon sells, as promptly as applicable short selling regulations permit, and simultaneously purchases (if a naked put option) or purchases and simultaneously sells (if a naked call option) the underlying security. The actual price which Gordon & Co. receives on the sale of the underlying security of a naked put option, or the actual price which Gordon & Co. pays for the underlying security of a naked call option determines the exercise price of the Gordon Option issued to the customer and directly affects the amount of the premium for the option.
     When Gordon & Co. and the customer agree on the premium and other terms of the Limited Price Option and the exercise price of the option is established according to the procedures herein described a trade binding on the parties results.
     The buyer, or his broker, is required to pay the premium to Gordon & Co. prior to 9:30 A.M. Eastern Time of the following business day, at which time the option is issued by Gordon & Co. It is important to note that an option cannot be exercised or resold until the premium is paid.
     Gordon & Co. reserves the right to sell Limited Price Options only to buyers determined by Gordon & Co. to be sophisticated stock market investors, traders and speculators. These buyers must satisfy Gordon & Co. that they have complete comprehension of the mechanics and risks involved in trading in options, especially Limited Price Options, and have the financial resources to enable them to bear the risk of trading in such options. As previously stated under "Certain Risk Factors" at page 7, the NASD imposes special disclosure and suitability rules for customers who engage in options trading. Gordon & Co. sells Gordon Options only to purchasers who satisfy the options disclosure and suitability requirements imposed by the NASD. Moreover, Gordon & Co. will sell Gordon Options written on standardized stock options or on standardized index options only to extremely sophisticated investors who demonstrate a clear understanding of and ability to bear the unusual risks attendant in a derivative instrument written on another derivative instrument.

     Gordon & Co. determines the suitability of option buyers by requiring each prospective buyer to submit a signed written application to open an account with Gordon & Co. The applicant is required to disclose his full name, age, marital status, number of dependents, home and business addresses and telephone numbers, name of employer and position held, bank references, stockbroker reference, taxpayer identification number, date of birth, annual income, net worth, investment experience and knowledge, and investment objectives.
     An authorized representative of Gordon & Co. analyzes each application and determines whether the applicant is suitable for option trading before any transaction is consummated.

Limitations on Option Purchases
     Gordon & Co. has established position limits governing the maximum number of shares of stock, warrants, bonds or options on which Gordon Limited Price Options may be held by a single investor or group of investors acting in concert and the amount of the aggregate premiums received for such options. Gordon & Co. generally refrains from issuing options if the underlying security of an option has a closing market price or bid price of less than $5 per share or per option or $250 per bond. (See "Position Limits" at page 17.)


                     REPURCHASE AGREEMENT IN GORDON OPTIONS

General
     As mentioned at pages 14 and 15 in this prospectus, the repurchase agreement in Gordon Limited Price Options permits investors with existing positions as holders of options, subject to certain exceptions summarized hereunder in "Limitations on Exercise, Transfer and Repurchase of Options" at page 17, to liquidate their positions by selling their options to Gordon & Co.
     A holder (bearer) of a Limited Price Option who desires to sell his option to Gordon & Co. must present the option and notify Gordon & Co. that he elects to require Gordon & Co. to repurchase the option. This must be done before the option expires. The holder may give this notice orally or in writing when he presents the option to Gordon & Co. Upon receipt of the option and notice, Gordon & Co. will offer to purchase or sell the underlying security in accordance with the terms of the notice. Upon the purchase or sale of the underlying security, Gordon & Co. will pay the holder of the option the repurchase price calculated in accordance with the method set forth under "Liquidating Sales Transactions" below. If Gordon & Co. cannot purchase or sell the underlying security of the option because a trading halt on the underlying security imposed by governmental authority, by the exchange where the security is listed, or by the NASD, is in effect, Gordon & Co.'s obligation to repurchase the option ceases under the repurchase agreement of the option, unless trading in the underlying security resumes before the expiration date of the option. (See Paragraph 5 in Facsimiles of Limited Price Options at pages 34 and 37.)

Liquidating Sale Transactions
     The repurchase agreement in Gordon Limited Price Options is available to the holder of options, subject to certain exceptions summarized hereunder in "Limitations on Exercise, Transfer and Repurchase of Options" at page 17, up to the time the options expire by virtue of their expiration date or expiration price provision. The repurchase pricefor a put option is the amount by which the applicable expiration price of the put option is above the price Gordon & Co. pays to purchase the underlying security when the holder of the put option requests its repurchase. The repurchase price for a call option is the amount by which the applicable expiration price of the call option is below the price Gordon & Co. receives on the sale of the underlying security when the holder of the call option requests its repurchase. The repurchase price for a put or call option is reduced by the amount, if any, by which the commission paid to purchase or sell the underlying security when the holder of the option requests its repurchase, exceeds the commission paid to sell short or purchase the underlying security at the time the option was issued.

     In order to require the repurchase by Gordon & Co. of a Limited Price Put Option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed at such time as an ask price appears for the underlying security on NASDAQ, at a price equal to or more than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such ask price.
     In order to require the repurchase by Gordon & Co. of a Limited Price Call Option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or
(b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed at such time as a bid price appears for the underlying security on NASDAQ, at a price equal to or less than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such bid price.
     The holder (bearer) of the option cannot exercise or require its repurchase while trading in the underlying security of the option has been halted by governmental authority, by the exchange where listed, or by the NASD. Such a trading halt shall not extend the date on which the option expires or the dates on which the expiration prices become applicable. If such a trading halt is in effect on the expiration date of the option, the option nevertheless expires on its expiration date.
     The holders of Gordon Limited Price Options may save stock brokerage commissions when they resell their options to Gordon & Co. instead of exercising them, and in certain instances, receive a portion of the premium they paid for the options by obtaining the spread, if any, between the expiration price (not the striking price)and the current market price of the security underlying the options.
     For example, a holder might have purchased the typical limited price put option described at "Typical Limited Price Options" (page 40)for $662.50 when XYZ stock was selling at $50 per share. Twenty-nine days later, XYZ stock is selling for $45 (and it had not risen during said period of time to $53.75). By exercising the repurchase agreement of the option, the holder would receive, in accordance with the repurchase agreement, $875 (if the underlying stock is purchased by Gordon & Co. at $45), this sum being the difference between the first month expiration price of $53.75 (not the striking price of $50) and the purchase price of the underlying stock at $45. The profit made by selling the option in this transaction would be $212.50 ($875 less the $662.50 premium paid for the option) less the difference, if any, of any commission Gordon & Co. pays to buy-in XYZ over the commission it paid to sell XYZ short at the time the option was written.
     Again, for example, a holder might have purchased the typical limited price call option described at "Typical Limited Price Options" (page 38) for $662.50 when XYZ stock was selling at $50 per share. Twenty-nine days later, XYZ stock is selling for $55 (and had not fallen during said period of time to $46.25).
By exercising the repurchase agreement of the option, the holder would receive, in accordance with the repurchase agreement, $875 (if the underlying stock is sold by Gordon & Co. at $55), this sum being the difference between the expiration price of $46.25 (not the striking price of $50) and the sale price of the underlying stock at $55. The profit made by selling the option in this transaction would be $212.50 ($875 less $662.50 premium paid for the option) less the difference, if any, of any commission Gordon & Co. pays to sell XYZ over the commission it paid to purchase XYZ at the time the option was written.
     When the holder of a limited price option makes a timely request upon Gordon & Co. to repurchase the option, Gordon & Co. immediately places a market order for the purchase of the underlying security of a put option (whether it is an offsetting put option or a naked put option) or for the sale of the underlying security of a covered call option and utilizes its best efforts to effect a prompt and expeditious purchase or sale of the underlying security. The actual purchase price of the securities underlying a put option or the actual sales price of the securities underlying a covered call option is used to calculate the repurchase price of the Gordon Option as explained above. If the option is a naked call option Gordon & Co. immediately places a market order for the purchase and simultaneous sale of the underlying security of the naked call option and utilizes its best efforts to effect a prompt and expeditious purchase and sale of the underlying security. The actual sale price of the underlying security is used to compute the repurchase price exactly as if the call option had been a covered call option. Gordon & Co. may be legally responsible to the holder of the option for negligence in executing the transaction.

Moderation of Buyer's Risks

     In appropriate circumstances, the buyers of options may be able to limit their losses by closing out their position in options prior to their expiration, pursuant to the Repurchase Agreement in Gordon Options. Although the repurchase agreement may assist buyers of Gordon Limited Price Options in limiting their losses, there can be no assurance that the repurchase agreement will be applicable to any particular option because of a lack of a market to buy or sell the underlying security of the option, a rapid price fluctuation in the market price of the underlying security, or the possibility that a trading halt on an underlying security may eliminate the buyer's right to require
Gordon & Co. to repurchase the option. (See "Limitations on Exercise, Transfer and Repurchase of Options" at page 17.)

     The moderation of the buyer's risk in purchasing a limited price put option may be illustrated as follows:

     A purchases the typical limited price put option described at "Typical Limited Price Options" (page 40) for a premium of $662.50.

     Instead of falling in price as A anticipated, the market price of XYZ fluctuates between $47 and $51 a share, and is selling at $50 a share three weeks after he purchases the put option. A desires to liquidate his investment of $662.50 in the put option he owns. A can liquidate his investment with financial benefit to himself by electing to sell it to Gordon & Co., who is obligated to buy the option under the repurchase agreement of the option, for the amount by which the expiration price of $53.75 is above the price at which Gordon & Co. can purchase 100 shares of XYZ. If Gordon & Co. purchases 100 shares of XYZ at $50 a share, it is obligated to pay A $375 for the put option (expiration price of $53.75 less $50 purchase price). A could realize no gain if he exercised his put option and delivered 100 shares of XYZ at $50 a share when the market price of XYZ is $50 a share (except he would save the assumed commission of $71.50 if he owned the 100 shares of XYZ) but does recoup $375 of his investment of $662.50 by selling the option under the repurchase agreement of the option.

     The moderation of the buyer's risk in purchasing a limited price call option may be illustrated as follows:

     A purchases the typical limited price call option described at "Typical Limited Price Options" (page 40) for a premium of $662.50.

     Instead of rising in price as A anticipated, the market price of XYZ fluctuates between $53 and $49 a share, and is selling at $50 a share three weeks after he purchases the call option. A desires to liquidate his investment of $662.50 in the call option he owns. A can liquidate his investment with financial benefit to himself by electing to sell it to Gordon & Co., who is obligated to buy the option under the repurchase agreement of the option, for the amount by which the expiration price of $46.25 is below the price at which Gordon & Co. can sell 100 shares of XYZ. If Gordon & Co. sells 100 shares of XYZ at $50 a share, it is obligated to pay A $375 for the call option ($50 purchase price less expiration price of $46.25). A could realize no gain if he exercised his call option and called for 100 shares of XYZ at $50 a share when the market price of XYZ is $50 a share (except he would save the assumed commission of $71.50 if he wanted to own the 100 shares of XYZ) but does recoup $375 of his investment of $662.50 by selling the option under the repurchase agreement of the option.

     A's loss on his investment in both of the above examples is moderated by the amount A received on the sale of his option.

                                    Restatement of buyer's moderation of loss in
the above examples

            Paid for option..............................................$662.50
            Realized on sale of option..................................  375.00
            Loss on option transaction...................................$287.50

     A would have lost his entire investment if he exercised either of the above options when the market price of the underlying security was $50.

     All that has been stated in the examples set forth above would apply to warrants, rights, units, options and bonds if they were the underlying security of the option and would apply if XYZ was listed on a national securities exchange or quoted on NASDAQ.


                           EXERCISE OF GORDON OPTIONS

General

     Except as limited in the following sentence, a Gordon Limited Price Option may be exercised by the timely submission to Gordon & Co. of the option with an oral or written notice of exercise, together with the underlying security of a put option or payment of the exercise price of a call option. As noted under Exercise of Options at page 5, Gordon Options written on standardized stock options or on standardized index options can not be exercised. They can be only resold to Gordon & Co. under the terms of the Repurchase Agreement contained therein.

     In order to exercise a limited price put option, the holder (bearer) must present the option to Gordon & Co. prior to the earlierof (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed, at such time as an ask price appears for the underlying security on NASDAQ, at a price equal to or more than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such ask price.

     In order to exercise a limited price call option, the holder (bearer) must present the option to Gordon & Co. prior to the earlier of (a) 3:15 P.M. Eastern Time on the expiration date of the option or (b) such time as a sale shall occur of the underlying security on a national securities exchange, if listed on an exchange, or if not so listed at such time as a bid price appears for the underlying security on NASDAQ, at a price equal to or less than the expiration price specified in the option as applicable to the period which includes the date of such sale or of such bid price.

     The expiration date of every Gordon Option is calculated to fall on a business day on which the market for the underlying security is open for trading. If, by some oversight or inadvertence, the expiration date of a Gordon Option falls on a day other than such a business day, then the option does not expire until 3:15 P.M. Eastern Time on the next business day on which the market for the underlying security is open for trading.

     In no event may any Gordon Option be exercised after it has expired either by virtue of its expiration date or expiration price provision. When a Gordon Option has expired, it has no further value.

Tender of Exercise Notice

     Gordon & Co. assumes no responsibility for the timely or proper tender to it of the exercise notice and option. If an option is not properly exercised (or tendered for repurchase by Gordon & Co. pursuant to the repurchase agreement in the option discussed at page 23) prior to its expiration, it will become worthless.

   Every tender of an exercise notice and option to Gordon & Co. is irrevocable.

Payment and Delivery

     Gordon & Co. will pay the striking price of a put option, and deliver the underlying security in a call option, within three business days of the timely submission of an exercise notice, delivery of the option, and delivery of the underlying security in a put option, and payment of the exercise price in a call option.

     It should be noted that when the holder of a standardized option exercises the option, unless a firm has a house rule to the contrary, the holder is not required to pay the exercise price until three business days later when he should also receive delivery of the underlying security of a call option or receive the exercise price of a put option.

     In this respect, standardized options are different from Gordon Options which require the holder to pay the exercise price of a call option, or deliver the underlying security of a put option, at the time the holder exercises the option, even though Gordon & Co. is not obligated to deliver the underlying security of the call option or pay the exercise price of a put option until three business days after the option is exercised.

     Upon the payment of the exercise price of a put option, and delivery of the underlying security in a call option, to the holder or his broker, the obligation of Gordon & Co. under the option will be completely discharged.

Remedies

     If Gordon & Co. does not pay the striking price on the exercise of a put option, or deliver the underlying security on the exercise of a call option, on or before the settlement date, the holder may sell the underlying security in a put option or buy the underlying security in a call option. Gordon & Co. is obligated to pay the holder of a put option any amount by which the price obtained for the underlying security was less than the exercise price of the put option; and to pay the holder of a call option any amount by which the price paid for the underlying security exceeded the exercise price of the call option.

The Back-Up System

     The mechanics of trading in Gordon Limited Price Options and the settlement procedures of Gordon & Co. are designed so that for every outstanding option Gordon & Co. has undertaken to perform the obligations of the option in the event of an exercise of the option. As a result, no matter how many options may be outstanding at any time with respect to a particular underlying security Gordon & Co. is always obligated to perform each option.

     Once an exercise notice is given and delivery of the option is made by the holder to Gordon & Co., and the underlying security is tendered to Gordon & Co. in a put option, or payment of the exercise price is tendered to Gordon & Co. in a call option, Gordon & Co.is contractually obligated to perform the obligation of the option in accordance with its terms. Gordon & Co.'s obligation is secured by margin which Gordon & Co. segregates, maintains and holds to secure the performance of the option.

     I. Gordon & Co.'s Net Capital. Gordon & Co. issues limited price options only if it has at least the net capital required by law. Gordon & Co. will not permit the withdrawal of any funds from any subordinated loan account or from the account of any partner if the effect of such withdrawal or payment would be to reduce its net capital below such required amount.

     Gordon & Co. will furnish semi-annually to the holder of each outstanding option a balance sheet which includes a detailed computation of its net capital. The financial books and records of Gordon & Co. will be audited at least once annually y independent certified public accountants and a report of such audit will be furnished to each holder of outstanding Gordon Limited Price Options and to the SEC.

     II. Gordon & Co. Margin Deposits. When Gordon & Co. issues an option, Gordon & Co. segregates as margin, cash or Treasury bills or the underlying security (or, in certain cases, a security exchangeable for or convertible into the underlying security) by 9:30 A.M. on the day after the option is issued.

     III. Gordon & Co.'s Lien. Gordon & Co. has a lien on all options, other securities, margins and funds maintained in each customer's account with Gordon & Co. If any customer does not perform its obligations to Gordon & Co., the assets in the customer's account with Gordon & Co. may be sold or converted to cash by Gordon & Co. and the proceeds applied to the performance of the customer's obligation as a buyer of Gordon Limited Price Options. The customer is obligated to pay Gordon & Co. any deficiency between the amount of the customer's obligation to Gordon & Co. and the amount
Gordon & Co.  receives  from the  liquidation  of the customer's account.

                        FEDERAL INCOME TAX CONSIDERATIONS

     Federal income tax considerations are important in evaluating option transactions. Any investor considering the purchase of a Gordon Limited Price Put or Call Option should consult with his tax advisor as to how taxes may affect the outcome of a particular contemplated option transaction.

     Gordon & Co. has obtained private rulings from the Internal Revenue Service with respect to material federal income tax consequences to buyers of Gordon Options. The specific circumstances of a particular transaction and of any particular taxpayer may impact the resulting tax consequences so it is not possible to provide information with respect to the federal income tax treatment of every conceivable option transaction. These rulings are set forth below and they are based on the assumption that the options are capital assets of the holder of the option.

     1. The cost of a Gordon Limited Price Call Option or a Gordon Limited Price Put Option is a nondeductible capital expenditure.

     2. If a Gordon Limited Price Call Option or a Gordon Limited Price Put Option is sold prior to exercise, any gain or loss recognized by the holder constitutes capital gain or loss and is short-term or long-term, depending on the holding period of the call or the put.

     3. If a Gordon Limited Price Call Option or a Gordon Limited Price Put Option is allowed to expire without exercise, the expiration is treated as a sale or exchange of such option on the expiration date. The resulting loss is a capital loss and is short-term or long-term, depending on the holding period of the option.

     4. If a Gordon Limited Price Call Option is exercised, its cost is added to the basis of the stock purchased.

     5. If a Gordon Limited Price Put Option is exercised, its cost reduces the amount realized on the sale of the underlying stock in determining gain or loss. Such gain or loss is capital gain or loss and is short-term or long-term, depending on the holding period of the stock involved.

     6. For purposes of section 1233(b) of the Internal Revenue Code (the "Code"), the acquisition of a Gordon Limited Price Put Option constitutes a short sale and the exercise, sale or expiration of the put is a closing of the short sale. If the put is acquired at a time when the underlying stock has been held for less than the holding period required for long-term capital gain purposes or if shares of the underlying security are acquired after acquisition of the Put Option and before its exercise, sale or expiration, any gain on exercise, sale or expiration of the Put Option is short-term capital gain, and the holding period of the underlying security begins to run on the earliest of
(1) the date such security is disposed of, (2) the date the Put Option is exercised, (3) the date the Put Option is sold or (4) the date the Put Option expires.

     7. If a Gordon Put Option and securities identified to be used in its exercise are acquired on the same day, the acquisition of the Put Option does not constitute a short sale for purposes of section 1233(b) of the Code. If the Put Option is exercised and if the identified securities are delivered pursuant to the exercise, the premium paid for the Put Option reduces the amount realized on the sale. If the Put Option is not exercised, the premium paid for the Put Option is added to the basis of the identified securities.

     These private tax rulings may not preclude the Internal Revenue Service from making adjustments in the tax return of individual investors with respect to transactions in Gordon Options depending on the particular facts applicable to a specific transaction or to a specific taxpayer. Current laws, regulations, rulings, decisions and policies of the Internal Revenue Service are subject to change at any time.

     State income tax considerations may also be significant. No attempt is made to explain them here. Nothing herein is to be construed as tax advice with respect either to federal or state tax considerations.

                          COSTS OF OPTIONS TRANSACTIONS

     The price which a buyer pays to purchase a Gordon Option is known as a "premium". The amount of the premium for a particular option is determined by agreement of the parties to the transaction. The premium depends upon such factors as the market price and the quantity of the underlying security involved in the transaction, the identity of the issuer of the underlying security, the volatility of the underlying security, the term of the option, the difference, if any, between the exercise price and the market price of the underlying security, the expiration prices and dates to which they are applicable, the commission cost involved in positioning and disposing of the underlying security, whether the underlying security is traded on a national securities exchange or quoted on NASDAQ, and the premium at which a conventional or standardized option on the same underlying security is available.

     Gordon & Co. offers its 6 month-10 day, 9 month and 12 month-10 day limited price options for premiums (subject to negotiation and change) ranging from 11 1/2% to 30% of the market value of the underlying security when the security is traded on a national securities exchange and for premiums ranging from 15 1/2% to 40% of the market value of the underlying security when the security is quoted on NASDAQ. Premiums for Limited Price Options on underlying options are specially negotiated.

     The premiums are paid to Gordon & Co.

     Gordon & Co. may purchase or sell the securities underlying an option through a broker who has referred the option buyer to Gordon & Co. The referring broker will receive a commission from Gordon & Co. for executing transactions in the underlying securities. No additional fee or other form of compensation is paid to the referring broker by Gordon & Co.

     Illustrative premiums at which Gordon & Co. offers its limited price put and call options (subject to negotiation and change) on securities listed on a national securities exchange, with exercise prices equivalent to the market price of the underlying security at the time the options are issued, are $12.50 per 100 shares of stock, 100 warrants, rights or units or 10 bonds plus the percentages of the market price of the underlying securities set forth below.

     All premiums are adjusted to the next highest 12 1/2 cents if on being computed they do not come to an even .125.

                PREMIUMS ON LIMITED PRICE PUT AND CALL OPTIONS
   (Expressed as a percentage of the market price of the underlying security)

                OPTIONS ON 1,000 SHARES OR MORE OF LISTED STOCK,
                  1,000 WARRANTS, RIGHTS OR UNITS OR 100 BONDS


                                6 Month-10 Day                                     12 Month-10 Day
     Market Price of                Options               9 Month Options              Options
   Underlying Security              Premium                   Premium                  Premium

    5  to    9 7/8              not available             not available               25  1/2  %
   10  to   14 7/8              not available             not available               23       %
   15  to   24 7/8              not available               18        %               22  1/2  %
   25  to   39 7/8                12  1/2  %                17        %               21  1/2  %
   40  to   74 7/8                11  1/2  %                16        %               20  1/2  %
   75  to  149 7/8                11       %                15   1/2  %               20       %
  150  and    up                  10  1/2  %                15        %               19  1/2  %


                  OPTIONS ON 500 TO 900 SHARES OF LISTED STOCK,
             500 TO 900 WARRANTS, RIGHTS OR UNITS OR 50 TO 90 BONDS

                                6 Month-10 Day                                     12 Month-10 Day
     Market Price of                Options               9 Month Options              Options
   Underlying Security              Premium                   Premium                  Premium

    5  to    9 7/8              not available             not available26                 %
   10  to   14 7/8              not available             not available23             1/2 %
   15  to   24 7/8              not available               18         %              22  1/2  %
   25  to   39 7/8                13        %               17   1/2   %              22       %
   40  to   74 7/8                12  1/2   %               17         %              21  1/2  %
   75  to  149 7/8                11  1/2   %               16         %              20  1/2  %
  150  and    up                  11        %               15   1/2   %              20       %


                OPTIONS ON LESS THAN 500 SHARES OF LISTED STOCK,
                    500 WARRANTS, RIGHTS OR UNITS OR 50 BONDS


                                6 Month-10 Day                                     12 Month-10 Day
     Market Price of                Options               9 Month Options              Options
   Underlying Security              Premium                   Premium                  Premium

    5  to    9 7/8              not available             not available27             1/2 %
   10  to   14 7/8              not available             not available25                 %
   15  to   24 7/8              not available               19   1/2   %              24       %
   25  to   39 7/8                14        %               18   1/2   %              23       %
   40  to   74 7/8                13        %               17   1/2   %              22       %
   75  to  149 7/8                12  1/2   %               17         %              21  1/2  %
  150  and    up                  12        %               16   1/2   %              21       %

     Illustrative premiums at which Gordon & Co. offers its limited price put and call options (subject to negotiation and change) on securities quoted on NASDAQ are 33 1/3% more than the premiums on securities quoted on a national securities exchange.

     Premiums for Limited Price Options with expiration dates other than those listed above are agreed upon with Gordon & Co. when the transaction is negotiated.

     Prior to the expiration of any limited price option it has issued, Gordon & Co. will increase the exercise and expiration prices in a put option, and decrease the exercise and expiration prices in a call option, as much (as many points) as the holder desires, upon the receipt from the holder of a premium of $1.0625 per share of stock or per warrant, right or unit; $10.625 per bond; and $106.25 per underlying option for each point the exercise and expiration prices of the option are increased or decreased.

     Except for the premiums discussed herein, Gordon & Co. makes no charge to the buyer or holder of a Gordon Option for the purchase,modification, exercise or repurchase of the option.


                       LITIGATION RELATING TO GORDON & CO.

     There is no administrative action, criminal or civil litigation pending or threatened against Gordon & Co. or its general partner which in the opinion of management or counsel to Gordon & Co. would materially adversely affect the financial condition of Gordon & Co.

                   ORGANIZATION AND MANAGEMENT OF GORDON & CO.

Organization

     Gordon & Co. is a broker-dealer registered under the Securities Act of 1934 and it is subject to that Act and to the regulatory jurisdiction of the Securities and Exchange Commission.

     Gordon & Co. was organized in 1937 in Massachusetts as a common law partnership by Louis Gordon, Milton Gordon and Stanley Gordon under the name of Beacon Finance Company. On May 1, 1961 Beacon Finance Company registered with the Commonwealth of Massachusetts as a limited partnership. On December 15, 1971 Beacon Finance Company registered with the Securities and Exchange Commission as a broker-dealer pursuant to the Securities Exchange Act of 1934 and has, since its registration, engaged in the business of writing options on securities. On December 21, 1971, Beacon Finance Company changed its name to Gordon & Co. Its offices are located at One Gateway Center, Newton, Massachusetts 02458; telephone number (617) 964-6672.

     Gordon & Co. has written limited price options for many years. The vast majority of the options have been repurchased by Gordon & Co. with or without prior modification pursuant to the repurchase agreement in the options. Those options which were repurchased may or may not have resulted in a profit to the holder. Options which have expired have always resulted in a loss to the holder. Gordon & Co. has never failed to fulfill its obligations as a writer of options including its obligation to repurchase any option as required by the terms thereof.

     Gordon & Co. issues no research reports to its customers other than information published by national publication services, and makes no recommendations with respect to the underlying securities to buyers or writers of its limited price options.

     The capitalization of Gordon & Co. consists of funds invested in Gordon & Co. by its partners. The issuance and/or writing of the limited price options offered by this prospectus has a direct effect upon the capitalization of Gordon & Co. (See the Balance Sheet and Statement of Income of Gordon & Co. included under "Financial Statements" beginning at page 42.)

Management

     The general partner of Gordon & Co. is Kezar Limited Partnership, a Massachusetts limited partnership organized on January 1, 1987. An audited consolidated balance sheet of Kezar Limited Partnership is included at page 52 of this Prospectus. The general partner of Kezar Limited Partnership is Warren G. Miller as trustee of The Salke Family Trust. The Salke Family Trust had a net worth in excess of eight million ($8,000,000) dollars as of December 31, 1999. Warren G. Miller is general counsel to Gordon & Co.
Warren G. Miller had a net worth in excess of five hundred thousand ($500,000) dollars as of December 31, 1999. He does not have an active role in the operation of the business of Gordon & Co. and does not receive any compensation as an employee of Gordon & Co.

     As general partner of Gordon & Co., Kezar Limited Partnership is obligated by law to satisfy all of the financial obligations of Gordon & Co.

     The chief and only executive officer of Gordon & Co. is Allison D. Salke, age 34. Ms. Salke has been actively engaged in the securities business of Gordon & Co. since 1989 and has served as Chief Operating Officer since 1997. Michael B. Salke, age 61 had been the Chief Executive Officer of Gordon & Co. since 1986 and had been actively engaged as its general manager and general partner from 1961 through 1986. Mr. Salke retired as Chief Executive Officer effective January 1, 2000, buth he continues to serve as consultant and adviser to Gordon & Co. Mr. Salke is also a limited partner of Kezar Limited Partnership, the general partner of Gordon & Co.

Executive Compensation

     As the Chief Executive Officer of Gordon & Co., Allison D.Salke will Receive an annual salary for the year ended December 31, 2000 of $208,000.00 plus expenses and bonuses to be established at year end.

     Michael B. Salke will receive annual compensation for advice and consultation for the year ended December 31, 2000 of $402,000 plus expenses and bonuses to be established at year end.

     After each limited partner of Gordon & Co receives a guaranteed return on his average annual investment in Gordon & Co. the balance of the partnership's net income is paid to its general partner, Kezar Limited Partnership in which Michael Salke has a significant financial interest as limited partner.

Beneficial Ownership of Gordon & Co.

     The following table sets forth as of December 31, 1999 and June 30, 2000 certain information regarding the ownership of and equity interest in Gordon & Co., a Massachusetts limited partnership, by each person who is the beneficial owner of more than five percent of the equity of the partnership, by Michael B. Salke, who was the Chief Executive Officer of the company at that date and by Allison D. Salke who is the present Chief Executive Officer of the company.


Name and Address of Beneficial Owner      Nature of Beneficial Ownership       Percentage of Partnership Owned
                 (1)
                                                                                12/31/99        06/30/00
======================================= ==================================== ====================================
Kezar Limited Partnership, a            General Partner                           68.4%          74.0%
Massachusetts Limited Partnership
--------------------------------------- ------------------------------------ ------------------------------------
--------------------------------------- ------------------------------------ ------------------------------------
Marital  Trust  under  will of Stanley  Limited Partner                           09.9%          07.9%
Gordon (2)
--------------------------------------- ------------------------------------ ------------------------------------
--------------------------------------- ------------------------------------ ------------------------------------
Joan Salke (3)                          Limited Partner                           14.9%          12.4%
--------------------------------------- ------------------------------------ ------------------------------------
--------------------------------------- ------------------------------------ ------------------------------------
Allison D. Salke                        Chief and Only Executive Officer          00.1%          00.1%
--------------------------------------- ------------------------------------ ------------------------------------
--------------------------------------- ------------------------------------ ------------------------------------
Michael B. Salke                        Chairman                                   (4)
======================================= ==================================== ====================================

     (1)  The address of each owner is One Gateway Center, Newton, MA 02458

     (2) Stanley Gordon who died on June 9, 1997 was the father-in-law of Michael B. Salke and the father of Joan Salke and the grandfather of Allison D. Salke.

     (3) Joan Salke is the wife of Michael B. Salke and the daughter of Stanley Gordon and the mother of Allison D. Salke.

     (4) Michael B. Salke does not directly own any beneficial interest in Gordon & Co. He is a limited partner of Kezar Limited
     Partnership, general partner of Gordon & Co. As of December 31, 1999 and June 30, 2000, Mr. Salke owned a 38.9% and 31.9% beneficial interest in Kezar Limited Partnership.



                         LEGAL OPINION AND EXPERT REPORT

     Legal matters in connection with options offered hereby, including legal matters related to federal income taxes under "Federal Income Tax Considerations" have been passed upon by Warren G. Miller, Esquire, Boston, Massachusetts, General Counsel to Gordon & Co. Mr. Miller is a trustee of The Salke Family Trust which is the general partner of Kezar Limited Partnership, a Massachusetts limited partnership which is the general partner of Gordon & Co.

     The financial statements included in this prospectus and the related supplemental schedules included elsewhere in the registration statement of Gordon & Co. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been audited by Tofias, Fleishman, Shapiro & Co., P.C., independent public accountants, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.
The consolidated balance sheet of Kezar Limited Partnership and Subsidiary as of December 31, 1999 has been audited by Tofias, Fleishman, Shapiro & Co., P.C., independent public accountants, as stated in their report appearing herein and elsewhere in the registration statement, and has been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

617) 964-6672
                                  GORDON & CO.
                                  Broker-Dealer
                               ONE GATEWAY CENTER
                                 SUITE 516 WEST
                                NEWTON, MA 02458

                        LIMITED PRICE PUT OPTION CONTRACT

 CONTRACT NO.                                                      NEWTON, MASS.
                                                                           Date

                      For Value Received, the Bearer may deliver to Gordon & Co.
              Shares of                               at $           per share
              Bonds of                                at $           per bond
              Warrants of                             at $           per warrant
              Rights of                               at $           per right
              Units of                                at $           per unit
              Options(7) on                           at $           per option

             hereinafter referred to as the Contract Striking Price.
     This option can be exercised only prior to the earlier of (A) 3:15 P.M. Eastern Time on the expiration date described below or
(B) such time as a sale shall occur of the above described security on a national securities exchange if listed on an exchange, or if not so listed, at such time as an ask price appears for the above described security on an automated quotation system of a national securities association, at a price equal to or more than the expiration price specified below as applicable to the period which includes the date of such sale or such ask price.

Expiration Price                                   Expiration Price
    Per Share                                         Per Share
    Per Bond                                           Per Bond
   Per Warrant                                        Per Warrant
    Per Right                                         Per Right
    Per Unit         Period to Which                   Per Unit  Period to Which
  Per Option(7)        Applicable                    Per Option(7)  Applicable

 ........  From..........  to..........       ......... From............  to....
 ........  From..........  to..........      .......... From............  to....
 ........  From..........  to..........       ......... From............  to....
 ........  From..........  to..........       ......... From............  to....
 ........  From..........  to..........       ......... From............  to....
 ........  From..........  to.........       .......... From............  to....
     If the security underlying the Option is a standardized (listed) or index option, this Option can not be exercised. It can only be resold to Gordon & Co. pursuant to the terms on the reverse side hereof.
     The  regular  expiration  date  of  this  option  is  or  the  earlier
expiration  date  of  the  underlying   security  if  the
underlying security is an Option, warrant or right, but this option will expire automatically upon the sale of the security if listed on a national securities exchange, or at such time as an ask price appears for the security on an automated quotation system of a national securities association, at or above the applicable expiration price specified herein. Gordon & Co. does not assume any responsibility to notify the bearer of the prices at which the security has been sold, offered for sale or the ask price of the security.
     At any time prior to the expiration of this option, the bearer may require Gordon & Co. to repurchase this option at the price determined pursuant to paragraph 4 of the terms and conditions on the reverse side.
     This option must be presented to Gordon & Co. before the exact time of its expiration in order to exercise this option or to require the repurchase of this option.
     This option is subject to the terms and conditions on the reverse side. Gordon & Co. agrees to carry out all of the obligations of this option in accordance with the terms and conditions thereof.

                                                             GORDON & CO.

                                                             By

                              TERMS AND CONDITIONS

     Definitions of Terms. As used in the Option, "Underlying Security" means the Stock, Bond, Warrant, Right, Unit or Option of the issuer and class  specified  on the face  hereof;  "Contract  Striking  Price"
(7) means the price  specified on the face hereof as the
price at which the Bearer may deliver or call the Underlying Security, subject to an adjustment pursuant to these Terms and
Conditions; and "Expiration Price" (7) as of a specified date, means the amount shown on the face hereof as the expiration price applicable to the period which includes such date, subject to adjustment pursuant to these Terms and Conditions.
     Prior to the expiration of this Option if the Underlying Security is a Stock (or, where applicable, a Warrant, Unit or Option):
1. (a)-The Contract Striking Price and Expiration Prices hereof shall be reduced by the value of any cash dividend on the day the Stock goes ex-dividend;
(b)-Where the underlying stock is entitled to rights and/or warrants the Contract Striking Price and Expiration Prices shall be reduced by the value of same as fixed by the opening sale thereof on the day the Stock sells ex-rights and/or warrants.
2. (a)-In the event of stock splits, reverse splits or other similar action by the issuer of the Stock, Warrant or Unit or by the issuer of the security underlying an option which is the subject of this Option, this Option shall become an Option for the equivalent in new securities when duly listed for trading and the total Contract Striking Price and Expiration Prices shall not be reduced.
(b)-Stock dividends or the equivalent due-bills shall be attached to the Stock, Warrant or Unit when and if this Option is exercised, and the total Contract Striking Price and Expiration Prices shall not be reduced. Prior to the Expiration of this Option if the Underlying Security is a Bond:
3. (a)-The Contract Striking Price and Expiration Prices shall be reduced by the value of any interest on the day interest is paid on the Bond.
(b)-Upon exercise or election to require repurchase of this Option, the Contract Striking Price and Expiration Prices of the
Underlying  Bond  shall  be  reduced  by the  amount  of  accrued  interest from the last  interest  payment  date to the date of presentation.
(c)-If the Underlying  Bond is called for redemption by the issuing corporation,  wholly or in part,  this Option shall expire on the date fixed for redemption by said corporation and the Contract Striking Price and Expiration Prices shall be reduced by the amount of accrued interest from the last payable date to the date of redemption.
4.   If prior to the  expiration  of this Option there are presented to Gordon
& Co. this Option and notice that the Bearer has elected to require the repurchase of this Option, Gordon & Co. will offer to purchase if a Put Option, or will offer for sale if a Call Option, at a price which conforms to the conditions as to price stated in such notice, the Stock, Bonds, Warrants, Rights Units or Options covered by this Option. Subject to the purchase or sale on the Exchange where listed, or on the over-the-counter market if not listed on an Exchange, by Gordon & Co., prior to the expiration of this Option and in conformity with such conditions as to price, of such Stock, Bonds, Warrants, Rights, Units or Options, Gordon & Co. will repurchase this Option at a price equal to the amount by which the purchase price of such purchase of the Stock,Bonds, Warrants, Rights, Units or Options is
below in a Put Option, or sales price of such sale of the Stock, Bonds, Warrants, Rights, Units or Options is above in a Call
Option, (without reduction for transfer taxes) the amount determined by multiplying the number of shares of Stock, Bonds, Warrants, Rights, Units or Options covered by this Option by the applicable Expiration Price in effect at the date of such purchase or sale, less the difference, if any, in a Put Option, by which the amount of commission paid to purchase the optioned security exceeds the commission paid to sell short the optioned security at the time the option was written, and less the difference, if any, in a Call Option, by which the amount of commission paid to sell the optioned security exceeds the commission paid to purchase the optioned security
at the time the option was written.   Gordon & Co.'s  repurchase  of this
Option shall be deemed to have been effected on the date of such purchase or sale of the Underlying Security.
5. Except as provided herein, this Option may not be exercised, or the repurchase of this Option required, while trading in the Underlying Security has been halted by governmental authority, the Exchange where listed, or by the NASD and such a trading halt shall not extend the date on which this Option expires or the dates on which Expiration Prices become applicable. If such a trading halt is in effect on the expiration date of this Option, this Option shall expire.
6. Prior to the expiration of this Option, the Bearer may have the exercise price and expiration prices of this Option increased in a Put Option, and decreased in a Call Option, as many points as the Bearer desires upon paying Gordon & Co. an additional premium. The additional premium for each point the exercise and expiration prices of the Option are increased or decreased is
$1.0625 per share of Stock, Warrant, Right or Unit if the Underlying Security is a Stock, Warrant, Right or Unit; $10.625 per Bond if the Underlying Security is a Bond; and $106.25 per Underlying Option if the Underlying Security is an Option.
7. Underlying Options are generally quoted and traded on the exchange where listed or on the over-the-counter market at prices representing 1/100th of the price of the Underlying Option which covers 100 shares or units of the security or index subject to the Underlying Option. Accordingly for purposes of determining the Contract Striking Price and applicable expiration prices of this Option, the Contract Striking Price and Expiration Prices of this Option stated on the face hereof must be multiplied by 100.

(617) 964-6672
                                  GORDON & CO.
                                  Broker-Dealer
                               ONE GATEWAY CENTER
                                 SUITE 516 WEST
                                NEWTON, MA 02458

                       LIMITED PRICE CALL OPTION CONTRACT

 CONTRACT NO.                                                      NEWTON, MASS.
                                                                         Date

                                      For Value Received, the Bearer may call on Gordon & Co. for
              Shares of                               at $           per share
              Bonds of                                at $           per bond
              Warrants of                             at $           per warrant
              Rights of                               at $           per right
              Units of                                at $           per unit
              Options(7) on                           at $           per option

             hereinafter referred to as the Contract Striking Price.
     This option can be exercised only prior to the earlier of (A) 3:15 P.M. Eastern Time on the expiration date described below or
(B) such time as a sale shall occur of the above described security on a national securities exchange if listed on an exchange, or if not so listed, at such time as a bid price appears for the above described security on an automated quotation system of a national securities association, at a price equal to or less than the expiration price specified below as applicable to the period which includes the date of such sale or such bid price.

Expiration Price                                 Expiration Price
    Per Share                                      Per Share
    Per Bond                                        Per Bond
   Per Warrant                                     Per Warrant
    Per Right                                       Per Right
    Per Unit      Period to Which                   Per Unit     Period to Which
  Per Option(7)      Applicable                    Per Option(7)   Applicable

 ........  From..........  to.......       ......... From............  to.......
 ........  From..........  to.......       ......... From............  to.......
 ........  From..........  to.......       ......... From............  to.......
 ........  From..........  to.......       ......... From............  to.......
 ........  From..........  to.......       ......... From............  to.......
 ........  From..........  to.......       ......... From............  to.......
     If the security underlying the Option is a standardized (listed) or index option, this Option can not be exercised. It can only be resold to Gordon & Co. pursuant to the terms on the reverse side hereof.
     The  regular  expiration  date  of  this  option  is  or  the  earlier
expiration  date  of  the  underlying   security  if  the
underlying security is an Option, warrant or right, but this option will expire automatically upon the sale of the security if listed on a national securities exchange, or at such time as a bid price appears for the security on an automated quotation system of a national securities association, at or below the applicable expiration price specified herein. Gordon & Co. does not assume any responsibility to notify the bearer of the prices at which the security has been sold, offered for sale or the bid price of the security.
     At any time prior to the expiration of this option, the bearer may require Gordon & Co. to repurchase this option at the price determined pursuant to paragraph 4 of the terms and conditions on the reverse side.
     This option must be presented to Gordon & Co. before the exact time of its expiration in order to exercise this option or to require the repurchase of this option.
     This option is subject to the terms and conditions on the reverse side. Gordon & Co. agrees to carry out all of the obligations of this option in accordance with the terms and conditions thereof.

                                                             GORDON & CO.

                                                             By

                             TERMS AND CONDITIONS

     Definitions of Terms. As used in the Option, "Underlying Security" means the Stock, Bond, Warrant, Right, Unit or Option of the issuer and class specified on the face hereof; "Contract Striking Price"
(7) means the price specified on the face hereof as the price at which the Bearer may deliver or call the Underlying Security, subject to an adjustment pursuant to these Terms and Conditions; and "Expiration Price" (7) as of a specified date, means the amount shown on the face hereof as the expiration price applicable to the period which includes such date, subject to adjustment pursuant to these Terms and Conditions.
     Prior to the expiration of this Option if the Underlying Security is a S tock (or, where applicable, a Warrant, Unit or Option):
1. (a)-The Contract Striking Price and Expiration Prices hereof shall be reduced by the value of any cash dividend on the day the Stock goes ex-dividend;
(b)-Where the underlying stock is entitled to rights and/or warrants the Contract Striking Price and Expiration Prices shall be reduced by the value of same as fixed by the opening sale thereof on the day the Stock sells ex-rights and/or warrants.
2. (a)-In the event of stock splits, reverse splits or other similar action by the issuer of the Stock, Warrant or Unit or by the issuer of the security underlying an option which is the subject of this Option, this Option shall become an Option for the equivalent in new securities when duly listed for trading and the total Contract Striking Price and Expiration Prices shall not be reduced.
(b)-Stock dividends or the equivalent due-bills shall be attached to the Stock, Warrant or Unit when and if this Option is exercised, and the total Contract Striking Price and Expiration Prices shall not be reduced. Prior to the Expiration of this Option if the Underlying Security is a Bond:
3. (a)-The Contract Striking Price and Expiration Prices shall be reduced by the value of any interest on the day interest is paid on the Bond.
(b)-Upon exercise or election to require repurchase of this Option, the Contract Striking Price and Expiration Prices of the
Underlying Bond shall be reduced by the amount of accrued interest from the last interest payment date to the date of presentation.
(c)-If the Underlying Bond is called for redemption by the issuing corporation, wholly or in part, this Option shall expire on the date fixed for redemption by said corporation and the Contract Striking Price and Expiration Prices shall be reduced by the amount of accrued interest from the last payable date to the date of redemption.
4. If prior to the expiration of this Option there are presented to Gordon & Co. this Option and notice that the Bearer has elected to require the repurchase of this Option, Gordon & Co. will offer to purchase if a Put Option, or will offer for sale if a Call
Option, at a price which conforms to the conditions as to price stated in such notice, the Stock, Bonds, Warrants, Rights Units or Options covered by this Option. Subject to the purchase or sale on the Exchange where listed, or on the over-the-counter market if not listed on an Exchange, by Gordon & Co., prior to the expiration of this Option and in conformity with such conditions as to price, of such Stock, Bonds, Warrants, Rights, Units or Options, Gordon & Co. will repurchase this Option at a price equal to the amount by which the purchase price of such purchase of the Stock, Bonds, Warrants, Rights, Units or Options is below in a Put Option, or sales price of such sale of the Stock, Bonds, Warrants, Rights, Units or Options is above in a Call
Option, (without reduction for transfer taxes) the amount determined by multiplying the number of shares of Stock, Bonds, Warrants, Rights, Units or Options covered by this Option by the applicable Expiration Price in effect at the date of such purchase or sale, less the difference, if any, in a Put Option, by which the amount of commission paid to purchase the optioned security exceeds the commission paid to sell short the optioned security at the time the option was written, and less the difference, if any, in a Call Option, by which the amount of commission paid to sell the optioned security exceeds the commission paid to purchase the optioned security at the time the option was written. Gordon & Co.'s repurchase of this Option shall be deemed to have been effected on the date of such purchase or sale of the Underlying Security.
5. Except as provided herein, this Option may not be exercised, or the repurchase of this Option required, while trading in the Underlying Security has been halted by governmental authority, the Exchange where listed, or by the NASD and such a trading halt shall not extend the date on which this Option expires or the dates on which Expiration Prices become applicable. If such a trading halt is in effect on the expiration date of this Option, this Option shall expire.
6. Prior to the expiration of this Option, the Bearer may have the exercise price and expiration prices of this Option increased in a Put Option, and decreased in a Call Option, as many points as the Bearer desires upon paying Gordon & Co. an additional premium. The additional premium for each point the exercise and expiration prices of the Option are increased or decreased is $1.0625 per share of Stock, Warrant, Right or Unit if the Underlying Security is a Stock, Warrant, Right or Unit; $10.625 per
Bond if the Underlying Security is a Bond; and $106.25 per Underlying Option if the Underlying Security is an Option.
7. Underlying Options are generally quoted and traded on the exchange where listed or on the over-the-counter market at prices representing 1/100th of the price of the Underlying Option which covers 100 shares or units of the security or index subject to the Underlying Option. Accordingly for purposes of determining the Contract Striking Price and applicable expiration prices of this Option, the Contract Striking Price and Expiration Prices of this Option stated on the face hereof must be multiplied by 100.

                          TYPICAL LIMITED PRICE OPTIONS

     The following typical limited price put and call options are referred to in various examples throughout this prospectus:

1. Typical Put Option

     A limited price put option written for a term of 6 months-10 days on 100 shares of XYZ stock listed on a national securities exchange with a market value of $50 a share, for a premium of $662.50, at an exercise price of $50 per share, with expiration prices of

     $53.75 during the first monthly term of the option,

     $53.00 during the second monthly term of the option,

     $52.25 during the third monthly term of the option,

     $51.50 during the fourth monthly term of the option,

     $50.75 during the fifth monthly term of the option,

     $50.00 during the last monthly term of the option.

2. Typical Call Option

     A limited price call option written for a term of 6 months-10 days on 100 shares of XYZ stock listed on a national securities exchange with a market price of $50 a share, for a premium of $662.50, at an exercise price of $50 per share, with expiration prices of

     $46.25 during the first monthly term of the option,

     $47.00 during the second monthly term of the option,

     $47.75 during the third monthly term of the option,

     $48.50 during the fourth monthly term of the option,

     $49.25 during the fifth monthly term of the option,

     $50.00 during the last monthly term of the option.

                                                                 (617) 964-6672
                                  Gordon & Co.
                                  Broker-Dealer
                               ONE GATEWAY CENTER
                                 SUITE 516 WEST
                                NEWTON, MA 02458

                                                                  Date:


     The following information pertains to the security underlying the Gordon Limited Price Option which you purchased from or sold through Gordon & Co. on the above date. Financial data has been compiled from the most recent annual report (on Form 10-K) filed by the issuer with the Securities and Exchange Commission. Data relating to trading volume of the underlying security has been obtained from financial publications. Gordon & Co. believes these sources to be reliable but does not guarantee the accuracy or completeness of the information.

                  Underlying Security                         Exchange                     No. Shs.
                                                                                          Outstanding


                                 Sales/Revenues and Earnings per Share During Past Three Fiscal Years

 Yr. Ended                              19                       19                           19
--------------  -------------  --------------  ---------------
Sales/Revenues:
  (in thousands)
                                 -------------  --------------  ---------------

Earnings per Sh.
                    -------------  --------------  ---------------

                       Quarterly High/Low Price Range and
              Dividends Declared or Paid During Past 2 Fiscal Years

                19                                      19
                       --------------------  -------------------


            Quarters               High/Low              Dividend           High/Low             Dividend

1st........................   ___________________   _________________   _________________    ________________
2nd........................   ___________________   _________________   _________________    ________________
3rd........................   ___________________   _________________   _________________    ________________
4th........................   ___________________   _________________   _________________    ________________

                      Trading Volume During Past Four Weeks

          Week Ended                                      Volume (in Hundreds)

       ______________                                ___________________________
       ______________                                ___________________________
       ______________                                ___________________________
       ______________                                ___________________________



Past 4-wk Average Volume:_______________________________________________________

                              FINANCIAL STATEMENTS

      There are set forth below the certified financial statements for the last three fiscal years including statements of financial condition for the last two fiscal years and unaudited financial statements for the six months ended
June 30, 2000 and June 30, 1999. Also set forth below is an audited consolidated balance sheet of Kezar Limited Partnership and Subsidiary at December 31, 1999 and an unaudited consolidated balance sheet of Kezar Limited Partnership at June 30, 2000.
      It should be noted that Gordon & Co. is the issuer and writer of every Gordon & Co. Option. The financial statements of Gordon & Co. and of its general partner, Kezar Limited Partnership, are presented to furnish buyers of Gordon Limited Price Options with information as to Gordon & Co.'s financial ability to honor all options it issued and writes.

                          Independent Auditors' report


To the Partners of
Gordon & Co.:

         We have audited the accompanying statements of financial condition of Gordon & Co. (the "Partnership") as of December 31, 1999 and 1998 and the related statements of income, changes in partnership capital, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

TOFIAS FLEISHMAN SHAPIRO & CO., P.C.

 S/Tofias Fleishman Shapiro & Co. P.C.

January 14, 2000
Cambridge, Massachusetts

                                 Gordon & Co.
                        STATEMENTS OF FINANCIAL CONDITION

                                                 ASSETS

                                               June 30,          June 30,        December 31,     December 31,
                                                 2000              1999              1999             1998
                                               Unaudited         Unaudited          Audited          Audited

Cash and money market
  accounts........................             $ 9,084,452       $ 2,002,815       $ 3,619,488      $ 6,910,185
Deposits with clearing
  organizations...................                 153,000           153,000           153,000          153,000
Receivables from brokers,
  dealers and clearing
  organizations...................                 809,838           723,110           168,033           82,484
Receivables from customers........                 321,368            78,817           889,512          285,878
Securities purchased..............              10,843,352        15,758,597        14,403,803       12,120,316
Property - net of accumulated
  depreciation of $200,976
  at June 30, 2000, $2,012,770
  at June 30, 1999, $196,149
  at December 31, 1999 and
  $2,005,979 at December 31,
  1998............................                   9,653            21,270            14,479           28,061
Other.............................                  44,525            31,517       _    47,130      _   284,025
          TOTAL...................             $21,266,188       $18,769,126       $19,295,445      $19,863,949

                                                  LIABILITIES AND PARTNERSHIP CAPITAL

Unsecured loans...................             $                 $    38,667       $                $    48,667
Payables to brokers, dealers
  and clearing organizations......                                                      31,745          818,047
Payables to customers.............                 441,617         1,273,940         1,475,344          210,164
Securities sold but not
  purchased.......................                 788,696           491,209           871,777          233,435
Accrued and other liabilities.....                  71,868            44,689            24,002__        142,825
Total.............................               1,302,181         1,848,505         2,402,868        1,453,138
Partnership capital...............              19,964,007        16,920,621        16,892,577       18,410,811
TOTAL.............................             $21,266,188       $18,769,126       $19,295,445      $19,863,949

                                              See notes to financial statements.

                                  Gordon & Co.
                              STATEMENTS OF INCOME


                                               Six             Six
                                             Months          Months
                                              Ended           Ended            Year Ended December 31,
                                            June 30,        June 30,              -----------------
                                              2000            1999        1999          1998          1997
                                            Unaudited       Unaudited    Audited       Audited       Audited

REVENUES:
 Net gains on option transac-
  tions (including unrealized
  income (loss) of ($3,145,177) in
  the six months ended June 30,
  2000, $2,323,560 in the six
  months ended June 30, 1999,
  $3,800,161 in 1999, ($267,390)
  in 1998 and ($1,208,780) in 1997)        $2,291,930    $2,297,518    $4,341,546    $1,975,413    $2,160,077
  Interest....................                104,820        30,127       119,533       618,422       768,055
  Other income................                391,536       108,575       266,694       235,017       227,077
          Total...............              2,788,286     2,436,220     4,727,773     2,828,852     3,155,209
EXPENSES:
  Compensation and benefits...550,175         455,677     1,470,599       994,443     1,092,570
  Interest....................                  9,029        36,365        35,342         7,597        50,679
  Other operating costs.......                442,461       428,377       862,440       876,545     1,165,616
          Total...............              1,001,665       920,419     2,368,381     1,878,585     2,308,865
NET INCOME....................             $1,786,621    $1,515,801    $2,359,392     $ 950,267     $ 846,344

                                             See notes to financial statements.

                                 Gordon & Co.
                  STATEMENTS OF CHANGES IN PARTNERSHIP CAPITAL

                                GENERAL PARTNER


                                           Six             Six
                                         Months          Months
                                          Ended           Ended                Year Ended December 31,
                                        June 30,        June 30,                  -----------------
                                          2000            1999            1999          1998          1997
                                        Unaudited       Unaudited        Audited       Audited       Audited

PARTNERSHIP CAPITAL,
  BEGINNING OF PERIOD.........          $11,558,438    $12,714,122    $12,714,122    $13,117,538    $14,492,399
ADD:
    Capital contributions.....            2,646,638      1,390,367      1,569,162
    Distributive share of net
      income..................            1,566,193      1,289,376      1,913,060        489,122        333,437
        Total.................            4,212,831      2,679,743      3,482,222        489,122        333,437

DEDUCT-Capital withdrawals....             997,175       3,981,901      4,637,906        892,538      1,708,298
PARTNERSHIP CAPITAL,
  END OF PERIOD...............         $14,774,094     $11,411,964    $11,558,438    $12,714,122    $13,117,538


                                                           LIMITED PARTNERS


                                           Six             Six
                                         Months          Months
                                          Ended           Ended                Year Ended December 31,
                                        June 30,        June 30,                  -----------------
                                          2000            1999            1999          1998          1997
                                        Unaudited       Unaudited        Audited       Audited       Audited

PARTNERSHIP CAPITAL,
  BEGINNING OF PERIOD.........           $5,334,139     $5,696,689     $5,696,689     $5,955,991     $6,577,601
ADD:
    Capital contributions.....               14,162         56,273         63,381        328,522          2,978
    Distributive share of net
      income..................              220,428        226,425        446,332        461,145        512,906
        Total.................              234,590        282,698        509,713        789,667        515,884

DEDUCT-Capital withdrawals....              378,816        470,730        872,263      1,048,969      1,137,494
PARTNERSHIP CAPITAL,
  END OF PERIOD...............           $5,189,913     $5,508,657     $5,334,139     $5,696,689     $5,955,991


                                                                 TOTAL


                                           Six             Six
                                         Months          Months
                                          Ended           Ended                Year Ended December 31,
                                        June 30,        June 30,                  -----------------
                                          2000            1999            1999          1998          1997
                                        Unaudited       Unaudited        Audited       Audited       Audited

PARTNERSHIP CAPITAL,
  BEGINNING OF PERIOD.........          $16,892,577    $18,410,811    $18,410,811    $19,073,529    $21,070,000
ADD:
    Capital contributions.....            2,660,800      1,446,640      1,632,543        328,522          2,978
    Distributive share of net
      income..................            1,786,621      1,515,801      2,359,392        950,267        846,343
        Total.................            4,447,421      2,962,441      3,991,935      1,278,789        849,321

DEDUCT-Capital withdrawals....            1,375,991      4,452,631      5,510,169      1,941,507      2,845,792
PARTNERSHIP CAPITAL,
  END OF PERIOD                         $19,964,007    $16,920,621    $16,892,577    $18,410,811    $19,073,529

                                        See notes to financial statements.

                                  Gordon & Co.
                            STATEMENTS OF CASH FLOWS

                                          Six            Six
                                        Months         Months
                                         Ended          Ended                Year Ended December 31,
                                       June 30,       June 30,                  -----------------
                                         2000           1999            1999          1998          1997
                                       Unaudited      Unaudited        Audited       Audited       Audited

OPERATING ACTIVITIES:
  Net income......................    $1,786,621      $1,515,801      $2,359,392     $ 950,267     $ 846,344
  Add items not requiring
   the use of cash:
   Depreciation...................         4,826           6,791          13,582        29,066        48,037
  Changes in operating assets
   and liabilities:
   Receivables from brokers,
    dealers and clearing
    organizations.................     (641,805)       (640,626)        (85,549)     1,180,965   (1,177,013)
   Receivables from customers.....       568,144         207,061       (603,634)     (250,283)        22,124
   Securities purchased...........     3,560,451     (3,638,281)     (2,283,487)   (6,640,505)     2,530,244
   Other assets...................         2,605         252,508          21,895        25,165       450,149
   Payables to brokers, dealers
    and clearing organizations....      (31,745)       (818,047)       (786,302)       818,047
   Payables to customers..........   (1,033,727)       1,063,776       1,265,180     (685,556)       644,103
   Securities sold but not
    purchased.....................      (83,081)         257,774         638,342      (98,943)       332,378
   Accrued and other liabilities..        47,866         (98,136)      (118,823)       41,452       (84,282)
Total.............................     4,180,155      (1,891,379)        420,596   (4,630,325)     3,612,084
INVESTING ACTIVITIES:
   Property additions.............                                                    (18,617)       (19,249)
   Proceeds from notes
    receivable....................                                       215,000
      Total.......................                                       215,000       (18,617)      (19,249)
FINANCING ACTIVITIES:
   Proceeds from/(payments to)
    unsecured loans payable.......                      (10,000)        (48,667)     (338,156)        49,681
   Capital contributions and
     transfers....................     2,660,800       1,446,640       1,632,543       328,522         2,978
   Capital withdrawals and
     transfers....................   (1,375,991)     (4,452,631)     (5,510,169)  (1,941,507)     (2,845,793)
      Total.......................     1,284,809     (3,015,991)     (3,926,293)  (1,951,141)     (2,793,134)
INCREASE (DECREASE) IN
  CASH AND MONEY MARKET
    ACCOUNTS......................     5,464,964     (4,907,370)     (3,290,697)   (6,600,083)       799,701
  CASH AND MONEY MARKET
    ACCOUNTS AT BEGINNING
    OF PERIOD.....................     3,619,488       6,910,185       6,910,185   13,510,268     12,710,567
CASH AND MONEY MARKET
    ACCOUNTS AT END OF
    PERIOD........................    $9,084,452      $2,002,815      $3,619,488   $6,910,185    $13,510,268



                                 See notes to financial statements

                                  GORDON & CO.
                          NOTES TO FINANCIAL STATEMENTS

               Information for the six months ended June 30, 2000
                        and June 30, 1999 is unaudited.


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of the Business

     Gordon & Co. (the "Partnership"), a Massachusetts limited partnership, is a registered broker-dealer engaged primarily in the writing of limited price put and call options. Under the terms of such options, expiration prices are established. If the market price of the underlying security falls to or below (call options) or rises to or above (put options) the expiration price, the option expires. Upon issuance of each option, Gordon & Co. agrees to repurchase the option prior to expiration for certain specified prices. An option may be exercised, but if it is not xercised, modified or repurchased, it expires at the end of the term of the option as determined either by the expiration price or the expiration date of the option. The expiration price provision limits the off-balance sheet market risk should there be an unfavorable change in the price of the underlying financial instrument. If a put option expires, Gordon & Co.'s policy is to immediately purchase the underlying security to cover its short position.

     Principal customers are individuals located throughout the United States who are familiar with the type of risk associated with these investments and who satisfy the options disclosure and suitability requirements imposed by the NASD.

  Accounting for Option Income

     Option income is recognized over the term of the option, measured by the difference between the premiums received for writing and/or modifying the option and the amount of the Partnership's obligation to repurchase the option. For covered options, the amount of the repurchase obligation is considered in determining the realizable value of the underlying securities.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Securities Transactions and Valuation of Securities

     Securities transactions are recorded on a trade date basis. Securities, most of which are subject to outstanding put or call options, are recorded at realizable value, taking into account the repurchase provisions included in the options. Changes in the realizable value of securities are included in income.

     Receivables from brokers, dealers and clearing organizations are collateralized in part by securities borrowed or sold. Receivables from customers are collateralized primarily by securities owned by customers which are not reflected in the financial statements.

  Fair Value of Financial Instruments

     The partnership's financial instruments, except as discussed elsewhere, are recorded at carrying amounts which approximate fair value.

                                  GORDON & CO.
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
               Information for the six months ended June 30, 2000
                        and June 30, 1999 is unaudited.


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-(Continued)

  Property

     Computer equipment, furniture and fixtures, and leasehold improvements are recorded at cost and are depreciated using the applicable tax depreciation methods over their estimated useful lives. Maintenance and repairs are charged to expense as incurred.

  Income taxes

     A provision for income taxes has not been made as each partner is individually liable for his/her own tax payments.

  Unaudited Interim Financial Statements

     In the opinion of management the unaudited Financial Statements of Gordon & Co. for the six months ended June 30, 2000 and June 30, 1999 reflect all adjustments necessary to a fair statement of the results for the interim periods presented. All such adjustments were of a normal recurring nature.

2. STATEMENT OF CASH FLOWS

     The Partnership paid approximately $9,000 in interest during the six months ended June 30, 2000, $36,400 during the six months ended June 30, 1999 and $35,300, $7,600 and $50,700 in interest during the years ended December 31, 1999, 1998 and 1997 respectively. No taxes were paid as these are the responsibility of the individual partners.

3. CONCENTRATION OF CREDIT RISK

     The Partnership maintains its cash and equivalents at several financial institutions. Balances deposited in commercial banks are insured by the Federal Deposit Insurance Corporation up to $100,000. The partnership's uninsured cash balances totaled $8,872,851, $1,742,110, $3,219,488 and
$6,492,667 at June 30, 2000 and 1999 and December 31, 1999 and 1998
respectively.

4.  SECURITIES PURCHASED AND SOLD (TO COVER OUTSTANDING OPTIONS)

                                                 June 30,        June 30,         December 31,      December 31,
                                                   2000            1999               1999              1998
                                                 Unaudited       Unaudited           Audited           Audited

     Market value of securities
       purchased............................   $15,295,676       $23,513,539       $24,985,435      $16,934,517
     Less reduction of securities
       valuation to reflect the
       repurchase provisions of
       options sold (Note 1)................     4,452,324         7,754,942        10,581,632        4,814,201

              Total.........................   $10,843,352       $15,758,597       $14,403,803      $12,120,316

     Cost of securities purchased...........   $16,529,160       $19,084,455       $16,485,435      $15,670,110

                                  GORDON & CO.
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
               Information for the six months ended June 30, 2000
                        and June 30, 1999 is unaudited.


4.  SECURITIES PURCHASED AND SOLD (TO COVER OUTSTANDING OPTIONS) - (Continued)

                                                 June 30,        June 30,         December 31,      December 31,
                                                   2000            1999               1999              1998
                                                 Unaudited       Unaudited           Audited           Audited

     Market value of securities sold
       but not purchased....................   $   718,563      $    454,625      $    807,306      $   217,878
     Plus increase in securities
       valuation to reflect the
       repurchase provisions of
       options sold (Note 1)................        70,133            36,584            64,471           15,557

              Total.........................   $   788,696       $   491,209      $    871,777      $   233,435

     Selling price of securities sold
       but not purchased....................   $   718,196       $   428,484      $    810,806      $   219,301

     At December 31, 1999 and 1998, three securities account for approximately 51% and 35% of the market value of securities purchased, respectively.

     All outstanding put and call options atthe end of each period were covered.

5.  CAPITAL REQUIREMENTS

     The Partnership is subject to the Uniform Net Capital Rule pursuant to Rule 15c3-1 under the Securities Exchange Act of 1934 which provides that aggregate indebtedness, as defined, shall not exceed fifteen times net capital, as defined. The Partnership's net capital ratio, net capital, and net capital requirements were as follows:

                                                 June 30,        June 30,         December 31,      December 31,
                                                   2000            1999               1999              1998
                                                 Unaudited       Unaudited           Audited           Audited

     Net capital ratio......................       .03 to 1         .09 to 1          .10 to 1         .02 to 1

     Net capital............................   $18,235,486       $15,369,900       $14,345,499      $16,822,271

     Required net capital...................   $   250,000       $   250,000       $   250,000      $   250,000

6.  UNSECURED LOANS

Included in Unsecured loans at June 30, 1999 and December 31, 1998 was an unsecured demand loan payable to a relative of the Chief Executive Officer, bearing interest at 7 1/2%. The full amount was paid during 1999.

7.  PAYABLES TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS

     Payables to brokers, dealers and clearing organizations are collateralized by securities purchased.

8.  RELATED PARTY AGREEMENTS

     Included in other assets at December 31, 1998 was a $215,000 mortgage receivable with interest at 8% due from a trust of which one beneficiary is a related party. The amount was collected during 1999.

                                  GORDON & CO.
                   NOTES TO FINANCIAL STATEMENTS - (Continued)
               Information for the six months ended June 30, 2000
                        and June 30, 1999 is unaudited.


9.  CASH SEGREGATED UNDER FEDERAL REGULATIONS

     At December 31, 1999 and 1998, cash of $200,000 and $154,000, respectively, was segregated in special reserve bank accounts for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission. At June 30, 2000 and 1999 such cash amounts were $110,678 and $394,000, respectively. Deposits in the reserve bank accounts were increased by $160,000 on July 1, 1999 and $50,000 on January 4, 1999 to meet the required reserve computed as of June 30, 1999 and December 31, 1998, respectively. No additional deposit was necessary to meet the required reserve computed as of June 30, 2000 and December 31, 1999.

10.  COMMITMENTS

     The Partnership leases its office facilities through September 2002 and a motor vehicle under noncancelable operating leases expiring through
June, 2002.  Minimum annual rental payments are as follows:
                                         2001:       $65,000
                                         2002:       $67,000
                                         2003:       $15,000

11.  EMPLOYEE BENEFITS

     The Partnership has a Keogh plan providing for contributions on behalf of allfull-time employees with more than two years of service at the discretion of the Chief Executive Officer. Contributions to the plan for each of the years ended December 31, 1999 and 1998 were $88,979 and $85,201, respectively.

12.  LINE OF CREDIT

     At June 30, 2000 and June 30, 1999 the Partnership had available an unused line of credit of $10,000,000 with a bank. At December 31, 1999 and 1998 the Partnership had available an unused line of credit of $10,000,000 and $1,500,000, respectively. Under these agreements all amounts borrowed, if any, are secured by the Partnership's fully paid for securities. The interest rate is based on the federal funds rate.

Independent Auditors' Report

The Partners
Kezar Limited Partnership

We have audited the accompanying consolidated balance sheet of Kezar Limited Partnership, a Massachusetts limited partnership, and subsidiary, as of December 31, 1999. This financial statement is the responsibility of the Limited Partnership's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Kezar Limited Partnership and subsidiary as of December 31, 1999, in conformity with generally accepted principles.




Tofias, Fleishman, Shapiro & Co., P.C.

    S/Tofias Fleishman Shapiro & Co. P.C.

Cambridge, Massachusetts
January 14, 2000

                   KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY
                           Consolidated Balance Sheets


ASSETS
                                                                                 June 30,           December 31,
                                                                                   2000                 1999
                                                                                 Unaudited             Audited

Cash and money market accounts............................                        $ 9,093,831        $ 3,624,917
Deposits with clearing organizations......................                            153,000            153,000
Receivables from brokers, dealers and clearing
  organizations...........................................                            809,838            168,033
Receivables from customers................................                            321,368            889,512
Securities purchased......................................                         10,843,352         14,403,803
 Property - net of accumulated
   depreciation of $2,012,770 at June 30,
   1999 and $2,005,979 at December 31,
   1998...................................................                              9,653             14,479
Other assets..............................................                             44,525             47,130
          TOTAL...........................................                        $21,275,567        $19,300,874

LIABILITIES AND PARTNERSHIP CAPITAL
Payables to customers.....................................                        $   441,617        $ 1,475,344
Payables to brokers, dealers and clearing
  organizations...........................................                                                31,745
Securities sold but not purchased.........................                            788,696            871,777
Accrued and other liabilities.............................                             71,868             24,002
          TOTAL...........................................                          1,302,181          2,402,868

Minority interest.........................................                          5,189,913          5,334,139
Partnership capital.......................................                         14,783,473         11,563,867

          TOTAL...........................................                        $21,275,567        $19,300,874

See notes to financial statement.

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
        Information for the six months ended June 30, 2000 is unaudited.


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Description of the Business

      Kezar Limited Partnership ("Kezar"), a Massachusetts limited partnership, is the General Partner of Gordon & Co. (the "Partnership"). Kezar is obligated by law to satisfy all the financial obligations of the Partnership. The General Partner of Kezar is The Salke Family Trust of which Warren G. Miller is trustee. The General Partner of Kezar is obligated by law to satisfy all the financial obligations of Kezar.

      Gordon & Co., a Massachusetts limited partnership, is a registered broker-dealer engaged primarily in the writing of limited price put and call options. Under the terms of such options, expiration prices are established. If the market price of the underlying security falls to or below (call options) or rises to or above (put options) the expiration price, the option expires. Upon issuance of each option, Gordon & Co. agrees to repurchase the option prior to expiration for certain specified prices. An option may be exercised, but if it is not exercised, modified or repurchased, it expires at the end of the term of the option as determined either by the expiration price or the expiration date of the option. The expiration price provision limits the off-balance sheet market risk should there be an unfavorable change in the price of the underlying financial instrument. If a put option expires, Gordon & Co.'s policy is to immediately purchase the underlying security to cover its short position.

      Principal customers are individuals located throughout the United States who are familiar with the type of risk associated with these investments and who satisfy the options disclosure and suitability requirements imposed by the NASD.

    Accounting for Option Income

      Option income is recognized over the term of the option, measured by the difference between the premiums received for writing and/or modifying the option and the amount of the Partnership's obligation to repurchase the option. For covered options, the amount of the repurchase obligation is considered in determining the realizable value of the underlying securities.

    Use Of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Securities Transactions and Valuation of Securities

      Securities transactions are recorded on a trade date basis. Securities, most of which are subject to outstanding put or call options, are recorded at realizable value, taking into account the repurchase provisions included in the options. Changes in the realizable value of securities are included in income.

 Receivables from brokers, dealers and clearing organizations are collateralized by securities borrowed or sold. Receivables from customers are collateralized primarily by securities owned by customers which are not reflected in the financial statements

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
        Information for the six months ended June 30, 2000 is unaudited.


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    Fair Value of Financial Instruments

      The Partnership's financial instruments, except as discussed elsewhere, are recorded at carrying amounts which approximate fair value.

    Property

      Computer equipment, furniture and fixtures, and leasehold improvements are recorded at cost and are depreciated using the applicable tax depreciation methods over their estimated useful lives. Maintenance and repairs are charged to expense as incurred.

    Allocation of Kezar Income

      Kezar consists of a Limited Partner and a General Partner. The Limited Partner is entitled to receive a distribution equal to 10% of the average capital of the Limited Partner during the year, as defined in Article
      2.2 of the Limited Partnership Agreement (the "Kezar Agreement"). In addition, the Limited Partner is entitled to receive special allocations as defined in Article 4.1 of the Kezar Agreement.

      Net income remaining after the guaranteed payments to the Limited Partner is allocated to the General Partner.

    Principles of Consolidation

      The consolidated financial statements include the accounts of Kezar and its majority owned subsidiary Gordon & Co. All material intercompany balances and transactions are eliminated in consolidation.

    Income Taxes

      A provision for income taxes has not been made as each partner is individually liable for his own tax payments.

2. CONCENTRATION OF CREDIT RISK

      The Partnership maintains its cash and equivalents at several financial institutions. Balances deposited in commercial banks are insured by the Federal Deposit Insurance Corporation up to $100,000. The partnership's uninsured cash balances totaled $8,872,851, at June 30, 2000 and $3,219,488 at December 31, 1999.

3. SECURITIES PURCHASED AND SOLD (TO COVER OUTSTANDING OPTIONS)

                                                                                June 30, 2000           December 31, 1999
                                                                                  Unaudited                  Audited
    Market value of securities
     purchased...........................................................           $15,295,676               $24,985,435
    Less reduction of securities
     valuation to reflect the
     repurchase provisions of
     options sold (Note 1)...............................................             4,452,324                10,581,632
    Total................................................................           $10,843,352               $14,403,803

    Cost of securities purchased.........................................           $16,529,160               $16,485,435

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
        Information for the six months ended June 30, 2000 is unaudited.


3. SECURITIES PURCHASED AND SOLD (TO COVER OUTSTANDING OPTIONS) - Continued

                                                                                June 30, 2000           December 31, 1999
                                                                                  Unaudited                  Audited
    Market value of securities sold
     but not purchased...................................................              $718,563                  $807,306
    Plus increase in securities
     valuation to reflect the
     repurchase provisions of
     options sold (Note 1)...............................................                70,133                    64,471
    Total................................................................              $788,696                  $871,777

    Selling price of securities sold
     but not purchased...................................................              $718,196                  $810,806

    At December 31, 1999 three securities account for approximately 51% of the market value of securities purchased.

    All outstanding put and call options at the end of each period were covered.

4. CAPITAL REQUIREMENTS

    The Partnership is subject to the Uniform Net Capital Rule pursuant to Rule 15c3-1 under the Securities Exchange Act of 1934 which provides that aggregate indebtedness, as defined, shall not exceed fifteen times net capital, as defined. The Partnership's net capital ratio, net capital and net capital requirements were as follows:

                                                                                June 30, 2000           December 31, 1999
                                                                                  Unaudited                  Audited

    Net capital ratio....................................................              .03 to 1                  .10 to 1

    Net capital..........................................................           $18,235,486               $14,345,499

    Required net capital.................................................         $     250,000             $     250,000

5. PAYABLES TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS

    Payables to brokers, dealers and clearing organizations are collateralized by securities purchased.

6. CASH SEGREGATED UNDER FEDERAL REGULATIONS

    At June 30, 2000 and December 31, 1999,  cash of $110,678 and $200,000, respectively, was segregated in special reserve bank accounts for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission. No additional deposit was necessary to meet the required reserve computed as of June 30, 2000 and December 31, 1999.

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
        Information for the six months ended June 30, 2000 is unaudited.

7. COMMITMENTS

    The Partnership leases its office facilities through September, 2002 and a motor vehicle under noncancelable operating leases expiring through June, 2002. Minimum annual rental payments are as follows:

                                                 2001:                 $65,000
                                                 2002:                 $67,000
                                                 2003:                 $15,000

8. EMPLOYEE BENEFITS

    The Partnership has a Keogh plan providing for contributions on behalf of all full-time employees with more than two years of service at the discretion of the Chief Executive Officer.

9. PARTNERS' CAPITAL

    Individual partners' capital balance changes during the year ended December 31, 1999 and during the six months ended June 30, 2000 are as follows:

                                                                         General Partner                 Limited Partner
                                                                        The Salke Family                   Michael B.
                                                   Total                      Trust                           Salke

    Capital balances,
      January 1, 1999.....................      $12,754,252                 $8,528,748                     $4,225,504

    Add:
    Capital contributions.................        1,569,162                  1,435,436                        133,726

    Net income:
      General partner residual............        1,913,060                  1,502,257                        410,803

    Withdrawals.........................        ( 4,672,607)                (4,397,123)                   (   275,484)

 ........................................        ( 1,190,385)                (1,459,430)                       269,045

    Capital balances,
      December 31, 1999...................      $11,563,867                 $7,069,318                     $4,494,549

                    KEZAR LIMITED PARTNERSHIP AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
        Information for the six months ended June 30, 2000 is unaudited.

9.       PARTNERS' CAPITAL - (CONTINUED)

                                                                         General Partner                 Limited Partner
                                                                        The Salke Family                   Michael B.
                                                   Total                      Trust                           Salke

    Capital balances,
      January 1, 2000.....................       $11,563,867               $  7,069,318                   $ 4,494,549

    Add:
    Capital contributions.................         2,646,638                  2,097,000                       549,638

    Net income:
      General partner residual............         1,566,193                  1,339,289                       226,904

    Withdrawals.........................        (    993,225)              (    440,835)                   (  552,390)

    ....................................           3,219,606                  2,995,454                       224,152

    Capital balances,
      June 30, 2000.......................       $14,783,473                $10,064,772                    $4,718,701

10.      LINE OF CREDIT

    At June 30, 2000 and December 31, 1999 the Partnership had available an unused line of credit of $10,000,000 with a bank. Under this agreement all amounts borrowed, if any, are secured by the Partnership's fully paid for securities. The interest rate is based on the federal funds rate.

Available Information ............................   2
Glossary of Terms.................................   2
Prospectus Summary................................   5
Certain Risk Factors..............................   7                      GORDON & CO.
Description of Gordon
Options                                             12
   Terms of Options...............................  12
   Parties to the Option Transaction..............  12
   Exercise Price of Options......................  12
   Renewal of Options.............................  13                     One Gateway Center
   Expiration Prices of Options...................  13
   Repurchase of Gordon Limited Price Options.....  14                Newton, Massachusetts 02458
   Modification of Terms of Options...............  14
   Premiums for Options...........................  14
   Some Differences between Gordon & Co. Options                             (617) 964-6672
     and Other Options............................  14
   Adjustments in Terms...........................  16
   Limitations on Exercise, Transfer and Repurchase
     of Options...................................  17
   Position Limits................................  17
   Evidence of Option Contracts...................  18
   Underlying Securities..........................  18
Buying Gordon Options.............................  20
   Purposes and Risks.............................  20                        GORDON & CO.
   Method of Buying Gordon Options................  22
   Limitations on Option Purchases................  23
Repurchase Agreement in Gordon Options............  23
   General........................................  23                10,000 LIMITED PRICE PUT AND
   Liquidating Sale Transactions..................  23
   Moderation of Buyer's Risks....................  25                        CALL OPTIONS
Exercise of Gordon Options........................  26
   General........................................  26
   Tender of Exercise Notice......................  26
   Payment and Delivery...........................  27                         ----------
   Remedies.......................................  27
   The Back-Up System.............................  27                         PROSPECTUS
Federal Income Tax Considerations.................  28
                                                                              ____________
Costs of Options Transactions.....................  29

Litigation Relating to Gordon & Co................  31
Organization and Management of Gordon & Co........  31
   Organization...................................  31
   Management.....................................  31
   Executive Compensation.........................  32                     September 25, 2000
   Beneficial Ownership...........................  32
Legal Opinion and Expert Report...................  33
Facsimile of Limited Price Put Option Contract....  34
Facsimile of Limited Price Call Option Contract...  37
Typical Limited Price Options.....................  40
Financial Statements..............................  42                 -------------------------

              ---------------------
     No dealer, salesman or other person has been authorized
to give any information or to make any representations, other than those contained in this Prospectus, and if given or
made, such information or representations must not be relied upon.  This Prospectus does not constitute an offer to sell
or the solicitation of an offer to buy limited price options in any jurisdiction in which such an offer would be
unlawful.  Neither the delivery of this Prospectus nor any
sale made hereunder shall, under any circumstances, create
any implication that the information contained herein is
correct as of any time subsequent to the date hereof.
  All dealers  effecting  transactions  in the  registered
securities,   whether   or  not   participating   in  this
distribution,  may be  required  to deliver a  prospectus.
This  is in  addition  to the  obligation  of  dealers  to
deliver a prospectus when acting as underwriters.

                                TABLE OF CONTENTS
                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

     The securities offered by this registration statement do not create any equity participation in Gordon & Co. There are no proceeds from the distribution of Gordon Options other than the premiums which may be received for Options which are sold. Accordingly, there are no expenses of issuance and distribution which are of any material consequence to the purchasers of these Options. Nonetheless, a reasonably itemized statement of all expenses in connection with the registration of these securities is as follows:

         Registration Fees:

            Securities and Exchange Commission                        $22,400.00
            Various States                                             13,510.00
        Printing                                                        2,000.00
        Legal                                                          15,000.00
        Accounting                                                      2,000.00
        Total                                                         $54,910.00

Item 14.  Indemnification of Directors and Officers

     Not applicable

Item 15.  Recent Sales of Unregistered Securities

     Not applicable

Item 16.  Exhibits; Financial Statement Schedules

     (a)  Financial Statements

(1)  Included in Prospectus and incorporated by reference
     Gordon & Co.
     Independent Auditors' Report
     Statements of Financial Condition, December 31, 1999 and 1998 and June 30, 2000 (unaudited) and June 30, 1999 (unaudited)
     Statements of Income for the Years Ended December 31, 1999, 1998 and 1997 and six months ended June 30, 2000 (unaudited) and six months ended
     June 30, 1999 (unaudited)
     Statements of Changes in Partnership Capital for the Years Ended December31, 1999, 1998 and 1997 and six months ended June 30, 2000 (unaudited) and six months ended June 30, 1999 (unaudited)
     Statements of Cash Flows for the Years Ended December 31, 1999, 1998 and 1997 and six months ended June 30, 2000 (unaudited) and six months ended June 30, 1999 (unaudited)
     Notes to Financial Statements
     Kezar Limited Partnership
     Independent Auditors' Report
     Statement of Financial Condition, December 31, 1999 and
     June 30, 2000 (unaudited)
     Notes to Statement of Financial Condition

              Not included in Prospectus - The information with respect to selected financial data is not included in the Prospectus in as much as the securities being offered create no equity interest in the Registrant and the inclusion of selected financial data of the Registrant would be inappropriate.

         (2)  Schedules Included
              Schedule I - Marketable Securities: December 31, 1999
              (p. S-3 through S-3.3).
              Schedule IX - Amounts Payable to Banks: December 31, 1999, 1998 and 1997 (p. S-4).
              All other schedules have been omitted since the information required is either disclosed in the notes to the financial statements, not applicable to the Registrant or immaterial to its financial condition.

     (b)  Exhibits
         (3) A copy of the Restated Articles of Limited Partnership of the Registrant are incorporated by reference to Pages S-5.2 through S-5.24 in the Registrant's Post-Effective Amendment No. 16 to
              Form S-1 which was filed with the commission on March 6, 1987 (File No. 2-52026). A First Amendment to the Registrant's Restated Articles of Limited Partnership dated as of January 1, 1991 is incorporated by reference to Pages S-6 through S-6.2 in Registrants Post-Effective Amendment No. 4 to Form S-1 which was filed with the Commission on March 26, 1991 (File No. 33-16109).
              A Second Amendment to the Registrant's Restated Articles of Limited Partnership dated as of January 1, 1992 is incorporated by reference to Pages S-6 through S-6.3 in registrant's Registration Statement on Form S-1 which was filed with the Commission on February 24, 1992 (File No. 33-45944). A Third Amendment to the Registrant's Restated Articles of Limited Partnership dated as of December 30, 1997 is incorporated by reference to pages
              S-6 to S-6.2 in registrant's Registration Statement on Form S-1 which was filed with the Commission on March 25, 1999
              (File No. 333-75067).

         (4) Copies of Registrant's Limited Price Put and Call Option (2) - Included in Prospectus at pages 36-39 and incorporated by reference.

         (5)  Opinion of Counsel (1)  (p. S-5)

        (23)  Consents
              (1) Tofias Fleishman Shapiro & Co., P.C. (p. S-6)
              (2) Warren G. Miller, Esq. (p. S-7)

Item 17.  Undertakings

                                  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to its registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the
                    Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  SCHEDULE I
                                  GORDON & CO.

                              Marketable Securities
                              Securities Purchased
                       (To Cover Outstanding Call Options)
                                December 31, 1999

  Number                  Security                                 Market            Expiration
of Shares               Long Position              Cost            Value           Date of Option

  1,500         Accrue Software Inc                 $81,875.00          $81,187.50          09/24/00
    300         Accrue Software Inc                  11,287.50           16,237.50          06/23/00
    800         Accrue Software Inc                  33,550.00           43,300.00          09/21/00
    500         Accrue Software Inc                  20,734.40           27,062.50          09/10/00
    500         ACXIOM CORP                          12,000.00           12,000.00          07/03/00
  7,900         Adstar.com Inc Unit due 12/15/2004   66,162.50           63,200.00          12/26/00
 10,000         American Multiplexer Corp            40,000.00           35,000.00          07/25/00
  2,000         American Multiplexer Corp             8,500.00            7,000.00          10/17/00
  3,000         American Multiplexer Corp            12,750.00           10,500.00          10/18/00
 10,000         American Multiplexer Corp            48,750.00           35,000.00          09/26/00
 30,000         Americas Shopping Mall Inc          135,000.00          210,000.00          09/02/00
 20,000         Americas Shopping Mall Inc           90,000.00          140,000.00          09/12/00
100,000         Americas Shopping Mall Inc          450,000.00          700,000.00          10/07/00
 50,000         Americas Shopping Mall Inc          225,000.00          350,000.00          10/14/00
  1,000         ANADIGICS Inc                        44,187.50           47,187.50          03/16/00
  1,000         ANADIGICS Inc                        38,750.00           47,187.50          05/08/00
    400         ANADIGICS Inc                        13,350.00           18,875.00          01/18/00
    500         Applied Digital Solutions Inc         3,875.00            3,750.00          08/28/00
  2,000         Applied Microsystems Corp            19,375.00           22,750.00          12/13/00
  2,000         Applied Microsystems Corp            16,875.00           22,750.00          12/05/00
  2,000         Applied Microsystems Corp            24,750.00           22,750.00          12/17/00
  4,000         Applied Microsystems Corp            34,250.00           45,500.00          12/06/00
    257         Aviation Sales Co                     9,819.50            4,240.50          07/07/00
    500         AxyS Pharmaceuticals Inc              2,062.50            2,031.25          12/26/00
  2,000         BackWeb Technologies Ltd             67,625.00           84,250.00          03/19/00
  1,000         BEA Systems Inc                      71,360.65           69,937.50          04/27/00
  3,000         Beyond.com Corp                      23,528.08           23,437.50          01/03/01
    500         Biopure Corp                          8,881.25            8,312.50          04/26/00
    500         Bitwise Designs Inc                   7,795.00            8,312.50          04/12/00
  1,000         Bitwise Designs Inc                  14,601.25           16,625.00          04/11/00
  1,000         Bitwise Designs Inc                  15,685.00           16,625.00          04/12/00
  1,000         Bitwise Designs Inc                  16,750.00           16,625.00          04/25/00
  1,000         Bitwise Designs Inc                  16,560.00           16,625.00          07/12/00
  1,000         Bitwise Designs Inc                  14,687.50           16,625.00          05/28/00
  1,000         Bitwise Designs Inc                  16,062.50           16,625.00          09/21/00
  1,000         Bitwise Designs Inc                  17,060.00           16,625.00          04/14/00
  3,000         Bitwise Designs Inc                  38,073.72           49,875.00          05/10/00
 25,000         Celestial Ventures Corp             162,500.00          150,000.00          05/27/00
 75,000         Celestial Ventures Corp             375,000.00          450,000.00          07/16/00
100,000         Celestial Ventures Corp             625,000.00          600,000.00          04/27/00
 10,000         Chromatics Color Sciences Intl Inc   86,770.83           70,312.00          08/11/00
  3,000         Chromatics Color Sciences Intl Inc   18,187.50           21,093.60          06/29/00
  7,000         Chromatics Color Sciences Intl Inc   42,437.50           49,218.40          02/29/00
  5,000         Chromatics Color Sciences Intl Inc   30,462.50           35,156.00          05/08/00
  7,000         Chromatics Color Sciences Intl Inc   40,793.75           49,218.40          02/25/00
  1,500         Chromatics Color Sciences Intl Inc   12,375.00           10,546.80          10/10/00
    500         COLT Telecom Group                  103,782.50          102,000.00          03/28/00
 10,000         Columbia Labs Inc                    65,925.00           75,000.00          10/25/00
 42,500         Comforcs Corp                       201,875.00          122,187.50          08/30/00
 47,000         Comforcs Corp                       382,408.00          135,125.00          09/13/00
  2,000         Crosswalk,com Inc                    10,375.00           10,250.00          01/03/01
    500         Daleen Technologies                  15,687.50           10,937.50          06/16/00
  1,000         Daleen Technologies                  21,875.00           21,875.00          09/24/00
    500         Daleen Technologies                  11,062.50           10,937.50          09/17/00

                                                                                                SCHEDULE I
                                                                                                 continued
Number of       Security                   Cost                  Value                   Expiration Date
Shares          Long Position                                                               of Option
 1,000         Daleen Technologies                   23,500.00           21,875.00          09/15/00
    500         Daleen Technologies                  11,562.50           10,937.50          09/22/00
  2,000         DATA BROADCASTING CORP               18,687.60           16,500.00          12/17/00
  2,000         Disc Graphics Inc                     6,750.00            6,125.00          01/03/01
  2,000         Diversinet Corp                      37,375.00           44,000.00          04/10/00
  5,000         Diversinet Corp                      33,125.00          110,000.00          09/02/00
  1,900         Entrade Inc                          11,875.00           77,662.50          09/13/00
  3,600         Entrade Inc                          19,800.00          147,150.00          08/12/00
  4,800         Entrade Inc                          19,200.00          196,200.00          12/11/00
 20,000         Entrade Inc                         134,246.25          817,500.00          02/27/00
 33,800         Entrade Inc                         202,800.00        1,381,575.00          10/22/00
 89,700         Entrade Inc                         504,562.50        3,666,487.50          05/08/00
  6,500         Entrade Inc                          42,673.00          265,687.50          03/05/00
  6,500         Entrade Inc                          42,673.00          265,687.50          03/05/00
    500         Entrade Inc                           3,000.00           20,437.50          06/04/00
 20,000         Entrade Inc                         134,246.25          817,500.00          02/27/00
    400         Epitope Inc                           1,880.00            2,600.00          11/18/00
  1,500         Extreme Networks Inc                 91,156.25          125,250.00          06/09/00
  1,000         Extreme Networks Inc                 68,500.00           83,500.00          06/07/00
    400         Extreme Networks Inc                 27,400.00           33,400.00          09/03/00
 10,000         Fischer Imaging Corp                 72,070.00           18,750.00          06/24/00
 40,000         Flexemessaging.com Inc              195,000.00          272,500.00          10/18/00
 20,000         Flexemessaging.com Inc              102,500.00          136,250.00          10/24/00
 20,000         Flexemessaging.com Inc               92,500.00          136,250.00          12/26/00
  1,000         Genrad Inc                           20,329.50           16,125.00          07/07/00
 14,000         Genrad Inc                          268,625.00          225,750.00          05/18/00
 20,000         HealthCentral.com                   147,681.25          146,250.00          01/02/01
  5,000         HealthCentral.com                    37,500.00           36,562.50          01/03/01
     10         Heller Financial Inc Jan 25 Call
                    exp 1/22/00                       4,396.50              750.00          07/23/00
    500         Hollis Eden Pharmaceuticals Inc       6,062.50            5,187.50          10/22/00
    500         HotJobs.com Ltd                      18,000.00           21,843.75          03/20/00
  2,000         iGo Corporation                      18,125.00           18,125.00          01/03/01
100,000         Interallied Group Inc               550,000.00          512,500.00          01/13/00
100,000         Interallied Group Inc               550,000.00          512,500.00          02/19/00
    300         Internet initiative Japan Inc        34,114.50           29,156.25          05/14/00
  1,000         Interstate National Dealer Services   6,125.00            6,000.00          12/04/00
  1,000         iVillage Inc                         20,125.00           20,250.00          09/25/00
    500         Johnson and Johnson                  48,737.50           46,625.00          06/09/00
  1,000         K-TEL INTERNATIONAL INC               9,718.80            5,875.00          12/19/00
    500         Liberty Digital Inc                  34,156.25           37,125.00          02/28/00
  2,000         MARKETING SERVICES GROUP INC         34,245.00           33,500.00          04/28/00
  1,000         Mortgage.com Inc                      5,750.00            5,812.50          01/03/01
  1,000         MSU Corp                              5,312.50            2,093.80          05/24/00
  1,000         NATIONAL DISCOUNT BROKERS GROUP INC  26,392.00           26,250.00          09/25/00
  3,000         Navigant Consulting Inc              29,863.50           32,625.00          04/03/00
  3,000         Navigant Consulting Inc              33,426.00           32,625.00          03/22/00
  1,000         NBC Internet Inc                     69,000.00           77,250.00          03/08/00
  1,000         NBC Internet Inc                     80,000.00           77,250.00          04/24/00
  1,000         NBC Internet Inc                     70,250.00           77,250.00          03/14/00
    500         Neopharm Inc                          9,133.50           10,781.25          02/12/00
    500         Neopharm Inc                          8,758.50           10,781.25          04/25/00
     50         NetSpeak Jan 17.5 Call exp 1/22/00   14,442.50           14,375.00          01/02/01
  3,000         Newkidco Intl Inc                     9,000.00            9,000.00          12/16/00
 50,000         Nutrisystem.com Inc                 712,500.00          787,500.00          01/03/01

                                                          S-3.1

                                                                                          SCHEDULE I
                                                                                            continued
  Number of     Security                           Cost                 Value            Expiration Date
    Shares      Long Position                                                               of Option
 50,000         Nutrisystem.com Inc                 600,000.00          787,500.00          12/20/00
 50,000         Nutrisystem.com Inc                 362,500.00          787,500.00          08/01/00
 50,000         Nutrisystem.com Inc                 712,500.00          787,500.00          01/01/01
  5,000         Online Gaming Systems Ltd           14,062.50             5,781.00          08/06/00
  3,000         Online Gaming Systems Ltd            8,062.50             3,468.60          08/09/00
  3,000         Online Gaming Systems Ltd            7,906.25             3,468.60          08/08/00
  5,000         Online Gaming Systems Ltd           14,062.50             5,781.00          08/07/00
    800         OpenTV Corp                         45,425.00            64,200.00          07/04/00
  1,000         Osicom Technologies Inc             12,000.00            45,375.00          03/25/00
    500         Osicom Technologies Inc              5,750.00            22,687.50          08/13/00
  2,000         Pennaco Energy Inc                  22,784.00            16,000.00          06/21/00
  3,000         Pennaco Energy Inc                  34,176.00            24,000.00          02/03/00
 40,000         PetPlanet.com Inc                  245,000.00           157,500.00          11/25/00
 80,000         PetPlanet.com Inc                  600,000.00           315,000.00          01/02/00
  3,000         PNV Inc                             23,062.50            24,562.50          01/02/01
  7,000         PNV Inc                             53,812.50            57,312.50          01/03/01
 10,000         Power Efficiency Corp              121,250.00            61,250.00          05/27/00
 38,000         Power Efficiency Corp              304,000.00           232,750.00          12/30/00
 25,000         Power Efficiency Corp              215,625.00           153,125.00          10/18/00
 10,000         Power Efficiency Corp              122,500.00            61,250.00          08/04/00
 50,000         Power Efficiency Corp              318,750.00           306,250.00          01/03/01
 10,000         Power Efficiency Corp               82,500.00            61,250.00          06/05/00
  4,000         QUALCOMM Incorporated              683,624.80           704,500.00          07/07/00
  1,000         Rambus Inc                          68,250.00            67,437.50          04/17/00
    200         Sanchez Computer Associates Inc      7,400.00             8,237.50          05/05/00
  2,000         Sanchez Computer Associates Inc     98,950.00            82,375.00          07/26/00
    500         Sanchez Computer Associates Inc     18,362.50            20,593.75          01/22/00
    500         Sanchez Computer Associates Inc     19,200.00            20,593.75          02/06/00
    300         Sanchez Computer Associates Inc     11,737.50            12,356.25          03/24/00
    500         Smithfield Foods Inc                14,312.50            12,000.00          05/19/00
  2,300         Softnet Systems Inc                 63,187.50            57,787.50          11/26/00
  9,570         Softnet Systems Inc                133,980.00           240,446.25          01/17/00
 10,000         Softnet Systems Inc                260,170.00           251,250.00          01/27/00
 30,000         Softnet Systems Inc                240,000.00           753,750.00          04/09/00
 13,100         Softnet Systems Inc                301,993.75           329,137.50          12/03/00
 10,000         Softnet Systems Inc                105,140.00           251,250.00          01/26/00
  7,000         Source Information Mgmt Co New     117,250.00           117,250.00          06/19/00
  3,000         Source Information Mgmt Co New      44,400.00            50,250.00          03/16/00
  5,000         Source Information Mgmt Co New      72,500.00            83,750.00          03/15/00
  8,000         SVI HOLDINGS INC.                   65,000.00            96,000.00          11/15/00
    500         Telefonica SA                       37,795.00            39,406.25          02/27/00
  2,000         TheGlobe.com Inc                    16,750.00            16,750.00          01/03/01
100,000         Transmedia Europe Inc              150,000.00           396,880.00          07/16/00
100,000         Transmedia Europe Inc              112,500.00           396,880.00          12/13/00
100,000         Tristar Corp                       512,500.00           587,500.00          05/08/00
100,000         Tristar Corp                       600,000.00           587,500.00          04/11/00
    500         Tyco International                  15,133.50            19,500.00          12/25/00
  1,000         USA Technologies                     6,500.00             2,218.80          12/05/00
    100         VA Linux Systems Inc                18,250.00            20,662.50          07/04/00
  1,000         Veramark Technologies Inc            7,875.00            12,250.00          11/26/00

                Total Securities               $16,485,434.88       $24,985,435.00

                                                  S-3.2

                                  SCHEDULE I
                                  GORDON & CO.

                              Marketable Securities
                              Securities Purchased
                       (To Cover Outstanding Call Options)
                                December 31, 1999

  Number                  Security                                 Value                 Expiration
of Shares                 Position                 Cost                                 Date of Option
    500         Nasdaq 100 Shares                  $89,363.52           $91,375.00          03/03/00
  1,000         Nasdaq 100 Shares                  185,747.63           182,750.00          03/03/00
    500         Tiffany and Co                      38,990.20            44,625.00          01/27/00
    500         Tiffany and Co                      43,958.78            44,625.00          01/26/00
    100         America Online                       7,585.54             7,587.50          01/29/00
    100         Merrill Lynch Internet              17,128.97            16,906.25          01/29/00
  1,000         Merrill Lynch Internet             179,727.00           169,062.50          01/28/00
  1,000         Liberty Digital Inc                 74,997.50            74,250.00          01/29/00
  1,000         Qualcomm Inc                       173,306.72           176,125.00          01/29/00

                Total Securities                  $810,805.86          $807,306.25

                                                  S-3.3

                                                              SCHEDULE IX
                                                             Gordon & Co.
                               Year End                        During the Year Ended
                               ---------------------------     ---------------------------------------------------

                                 Weighted                                    Average*
                                                                             -------------------------------------
                                 Amount        Average     Maximum Amount

Description                    Outstanding  Interest Rate    Outstanding      Amount Outstanding     Interest Rate
Amounts Payable to
 Banks:
December 31, 1999..........   $   -0-            N/A         $3,6000,000              $    -0-             9.14%
December 31, 1998..........       -0-            N/A         $           -0-               -0-              N/A
December 31, 1997..........       -0-            N/A         $           -0-               -0-              N/A

_______________
v  Average borrowings were calculated using the average month-end borrowings outstanding, and the average interest rates were calculated by dividing the interest expense for such borrowings by the average borrowings outstanding.

Gordon & Co.
One Gateway Center
Newton, Massachusetts 02458

In re:  Gordon Limited Price Put and Call Options

Gentlemen:

     I have addressed myself to the questions of law concerning the legality of the securities registered by your company with the Securities and Exchange Commission by a Registration Statement dated September 25, 2000 concerning "Limited Price Put and Call Options". In my opinion, based upon current laws, regulations, rulings, decisions and policies of the Securities and Exchange Commission, all of which are subject to change at any time, you have legal right to continue to register the securities described in the Registration Statement, and they will when sold be legally issued, fully paid and non-assessable, and upon issuance thereof there will be a binding obligation on your company as registrant to perform the obligation of all options you issue, including an obligation to repurchase all options you issue, in accordance with the repurchase agreement set forth in the options and in the Prospectus under the heading "Repurchase Agreement in Gordon Options".

     I advise you further that, in my opinion, based upon current laws, regulations, rulings, court decisions and policies of the Internal Revenue Service and upon certain private rulings issued to Gordon & Co. by the Internal Revenue Service, all of which are subject to change at any time, all material federal income tax consequences to buyers of Gordon Options are as set forth in the Prospectus Section of the Registration Statement entitled "Federal Income Tax Considerations".

     Neither this opinion nor the discussion in the Prospectus under the caption "Federal Income Tax Considerations" constitutes tax advice to any purchaser of a Gordon Option. That discussion does not address all aspects of federal income taxation that may be relevant to particular holders of Gordon Options in light of their personal investment or tax circumstances or in light of the particular options transactions in which they may engage. Neither does the discussion explain state income tax consequences which may also be significant.

     As you know, I am a trustee of The Salke Family Trust which is the general partner of Kezar Limited Partnership, the general partner of Gordon & Co.




                                                      S/ WARREN G. MILLER
                                                   WARREN G. MILLER, Esquire



Boston, Massachusetts
September 25, 2000

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


     We consent to the use in this Registration Statement of Gordon & Co. on Form S-1 of our report dated January 14, 2000 and to our report on the Balance Sheet of Kezar Limited Partnership dated January 14, 2000, appearing in the Prospectus which is a part of such Registration Statement as amended, and to the reference to us under the heading "Legal Opinion and Expert Report" in such Prospectus.

     Our audit of the financial statements referred to in our aforementioned reports also included the financial statement schedules of Gordon & Co. as of December 31, 1999 and for the year then ended, and the Balance Sheet of Kezar Limited Partnership as of December 31, 1999, listed in Item 16(a)(1) and
16(a)(2) of Part II of the Registration  Statement.   These financial  statement
schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



TOFIAS FLEISHMAN SHAPIRO & CO., P.C.

 S/ TOFIAS FLEISHMAN SHAPIRO & CO., P.C.

Cambridge, Massachusetts
September 25, 2000

                           CONSENT OF WARREN G. MILLER

GORDON & CO.

     I hereby consent to the use in this Registration Statement of Gordon & Co. of my opinion dated September 25, 2000 and to the reference to me under the heading "Legal Opinion and Expert Report" in the Prospectus which is a part of such Registration Statement.




                                                  S/WARREN G. MILLER
                                                WARREN G. MILLER, Esquire



Boston, Massachusetts
September 25, 2000

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement of Gordon & Co. has been signed below by the following persons in the capacities and on the dates indicated.

                         Signature                                   Title                     Date

                                                                 Chief Executive
                                                                     Officer              September 25, 2000
                  S/ ALLISON D. SALKE

                    Allison D. Salke



                 KEZAR LIMITED PARTNERSHIP

                                                              General Partner of
                                                                  the Issuer
By                 S/ WARREN G. MILLER                                                    September 25, 2000


                   Warren G. Miller, Trustee

as he is Trustee of the
Salke Family Trust, its
General Partner